================================================================================

                              AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT



                                  by and among
                                  ------------



                      YAMAHA MOTOR RECEIVABLES CORPORATION,

                                  as Transferor


                        YAMAHA MOTOR CORPORATION, U.S.A.,

                                   as Servicer


                                       and


                        THE FUJI BANK AND TRUST COMPANY,

                             as Trustee on behalf of
                          the Certificateholders of the
                            Yamaha Motor Master Trust



                      Originally dated as of March 1, 1994
                     Amended and Restated as of May 1, 1999



================================================================================

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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1   Definitions.................................................................................1
SECTION 1.2   Other Definitional Provisions..............................................................15

                                   ARTICLE II

                             APPOINTMENT OF TRUSTEE;
                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

SECTION 2.1   Appointment of Trustee; Conveyance of Receivables; Grant...................................16
SECTION 2.2   Acceptance by Trustee......................................................................17
SECTION 2.3   Representations and Warranties.............................................................18
SECTION 2.4   Representations and Warranties of the Transferor Relating to the
              Receivables................................................................................20
SECTION 2.5   Covenants of the Transferor................................................................23
SECTION 2.6   Addition of Accounts.......................................................................25
SECTION 2.7   Removal of Accounts........................................................................26

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

SECTION 3.1   Acceptance of Appointment and Other Matters Relating to the
              Servicer...................................................................................28
SECTION 3.2   Servicing Compensation.....................................................................29
SECTION 3.3   Representations, Warranties and Covenants of the Servicer..................................30
SECTION 3.4   Reports and Records for the Trustee........................................................32
SECTION 3.5   Annual Servicer's Certificate..............................................................33
SECTION 3.6   Annual Independent Public Accountants' Servicing Report....................................33
SECTION 3.7   Tax Treatment..............................................................................34
SECTION 3.8   Adjustments................................................................................34

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

SECTION 4.1   Establishment of Collection Account and Allocations with
              Respect to the Exchangeable Transferor's Certificate.......................................36
SECTION 4.2   Establishment and Maintenance of the Special Funding Account...............................39
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                                    ARTICLE V

                         [ARTICLE V IS RESERVED AND MAY
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]


                                   ARTICLE VI

                                THE CERTIFICATES

SECTION 6.1   The Certificates...........................................................................43
SECTION 6.2   Authentication of Certificates.............................................................43
SECTION 6.3   Registration of Transfer and Exchange of Certificates......................................43
SECTION 6.4   Mutilated, Destroyed, Lost or Stolen Certificates..........................................46
SECTION 6.5   Persons Deemed Owners......................................................................46
SECTION 6.6   Appointment of Paying Agent................................................................46
SECTION 6.7   Access to List of Certificateholders' Names and Addresses..................................47
SECTION 6.8   Authenticating Agent.......................................................................47
SECTION 6.9   Issuance of Additional Series of Certificates..............................................48
SECTION 6.10  Book-Entry Certificates....................................................................49
SECTION 6.11  Notices to Clearing Agency.................................................................50
SECTION 6.12  Definitive Certificates....................................................................50
SECTION 6.13  Meetings of Certificateholders.............................................................51

                                   ARTICLE VII

                             OTHER MATTERS RELATING
                                TO THE TRANSFEROR

SECTION 7.1   Liability of the Transferor................................................................53
SECTION 7.2   Merger or Consolidation of, or Assumption of the Obligation of,
              the Transferor.............................................................................53
SECTION 7.3   Limitation on Liability of the Transferor..................................................53
SECTION 7.4   Liabilities................................................................................54

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

SECTION 8.1   Liability of the Servicer..................................................................55
SECTION 8.2   Merger or Consolidation of, or Assumption of the Obligations
              of, the Servicer...........................................................................55
SECTION 8.3   Limitation on Liability of the Servicer and Others.........................................55
SECTION 8.4   Indemnification of the Trust and the Trustee...............................................56
SECTION 8.5   The Servicer Not to Resign.................................................................56
SECTION 8.6   Access to Certain Documentation and Information Regarding the
              Receivables................................................................................56
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SECTION 8.7   Delegation of Duties.......................................................................57
SECTION 8.8   Examination of Records.....................................................................57

                                   ARTICLE IX

                            EARLY AMORTIZATION EVENTS

SECTION 9.1   Early Amortization Events..................................................................58
SECTION 9.2   Additional Rights Upon the Occurrence of Certain Events....................................59

                                    ARTICLE X

                                SERVICER DEFAULTS

SECTION 10.1  Servicer Defaults..........................................................................61
SECTION 10.2  Trustee to Act; Appointment of Successor...................................................62
SECTION 10.3  Notification to Certificateholders.........................................................64
SECTION 10.4  Waiver of Past Defaults....................................................................64

                                   ARTICLE XI

                                   THE TRUSTEE

SECTION 11.1  Duties of Trustee..........................................................................65
SECTION 11.2  Certain Matters Affecting the Trustee......................................................66
SECTION 11.3  Trustee Not Liable for Recitals in Certificates............................................68
SECTION 11.4  Trustee May Own Certificates...............................................................68
SECTION 11.5  The Servicer to Pay Trustee's Fees and Expenses............................................68
SECTION 11.6  Eligibility Requirements for Trustee.......................................................68
SECTION 11.7  Resignation or Removal of Trustee..........................................................69
SECTION 11.8  Successor Trustee..........................................................................69
SECTION 11.9  Merger or Consolidation of Trustee.........................................................70
SECTION 11.10 Appointment of Co-Trustee or Separate Trustee..............................................70
SECTION 11.11 Tax Returns................................................................................71
SECTION 11.12 Trustee May Enforce Claims Without Possession of Certificates..............................71
SECTION 11.13 Suits for Enforcement......................................................................71
SECTION 11.14 Rights of Certificateholders to Direct Trustee.............................................71
SECTION 11.15 Representations and Warranties of Trustee..................................................72
SECTION 11.16 Maintenance of Office or Agency............................................................72
SECTION 11.17 Indemnification of the Trustee.............................................................72

                                   ARTICLE XII

                                   TERMINATION

SECTION 12.1  Termination of Trust.......................................................................73
SECTION 12.2  Optional Purchase; Final Termination Date of Investor
              Certificates of any Series.................................................................73
SECTION 12.3  Final Payment with Respect to any Series...................................................74
SECTION 12.4  Transferor's Termination Rights............................................................75
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                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

SECTION 13.1  Amendment..................................................................................76
SECTION 13.2  Protection of Right, Title and Interest to Trust...........................................77
SECTION 13.3  Limitation on Rights of Certificateholders.................................................78
SECTION 13.4  Governing Law..............................................................................78
SECTION 13.5  Notices....................................................................................78
SECTION 13.6  Severability of Provisions.................................................................79
SECTION 13.7  Assignment.................................................................................79
SECTION 13.8  Certificates Nonassessable and Fully Paid..................................................79
SECTION 13.9  Further Assurances.........................................................................79
SECTION 13.10 No Waiver; Cumulative Remedies.............................................................79
SECTION 13.11 Counterparts...............................................................................79
SECTION 13.12 Third-Party Beneficiaries..................................................................80
SECTION 13.13 Actions by Certificateholders..............................................................80
SECTION 13.14 Merger and Integration.....................................................................80
SECTION 13.15 Headings...................................................................................80
SECTION 13.16 Certificates and Opinions of Counsel.......................................................80
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                             EXHIBITS AND SCHEDULES

EXHIBIT A          Depositary Agreement

EXHIBIT B          Form of Exchangeable Transferor's Certificate

EXHIBIT C          Form of Reassignment

EXHIBIT D          Form of Initial Servicer Report

EXHIBIT E          Form of Determination Date Statement

EXHIBIT F          Form of Annual Servicer's Certificate

EXHIBIT G          Form of Opinion of Counsel




SCHEDULE 1         List of Accounts

SCHEDULE 2         Collection Account

         AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of May 1, 1999 (this "Agreement"), by and among YAMAHA MOTOR RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as Transferor, YAMAHA MOTOR CORPORATION, U.S.A., a corporation organized and existing under the laws of the State of California, as Servicer, and THE FUJI BANK AND TRUST COMPANY, a banking corporation organized under the laws of the State of New York, as Trustee.

         WHEREAS, the Transferor, the Servicer and the Trustee have entered into that certain Master Pooling and Servicing Agreement, dated as of March 1, 1994 (the "Original Pooling and Servicing Agreement") and that certain Amendment No. 1 to Master Pooling and Servicing Agreement, dated as of October 1, 1995 ("Amendment No. 1"); and

         WHEREAS, the parties wish to amend and restate the Original Pooling and Servicing Agreement to include Amendment No. 1 and to cure certain ambiguities and clarify specified provisions to reflect the parties' understanding and course of conduct with respect thereto.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Certificateholders and any Enhancement Provider:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Account" shall mean each individual wholesale financing arrangement established by DFS with a Dealer pursuant to a Floorplan Financing Agreement, including without limitation, Initial Accounts. For purposes of calculating the aggregate amount of the Receivables with respect to an Account at any time under this Agreement, the term Account shall not include any Removed Accounts which are reassigned or assigned to the Transferor or the Servicer in accordance with the terms of this Agreement.

         "Accumulation Period", with respect to any Series, shall have the meaning specified in the applicable Supplement.

         "Adjustment Payment" shall have the meaning specified in Section
3.8(a).

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of their definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Invested Amount" shall mean, with respect to any date of determination, the sum of the Invested Amounts with respect to all Series of Investor Certificates then outstanding.

         "Agreement" shall mean this Amended and Restated Master Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

         "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period which shall be the Accumulation Period or Early Amortization Period (each as defined in any related Supplement).

         "Applicants" shall have the meaning specified in Section 6.7.

         "Appointment Day" shall have the meaning specified in Section 9.2.

         "Authorized Newspaper" shall mean one or more newspapers of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Available Subordinated Amount" shall mean, as of any date of determination, the sum of the Available Subordinated Amounts then in effect pursuant to all Supplements.

         "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 6.10; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Owners, such Definitive Certificates shall replace Book-Entry Certificates.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

         "Certificate" shall mean one of any Series of the Investor Certificates or the Exchangeable Transferor Certificate.

         "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholders' Interest" shall have the meaning specified in the applicable Supplement.

         "Certificate Interest" shall mean, with respect to a Certificate or Series of Certificates, the interest accrued through the last day of an interest accrual period.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Certificate Principal" shall mean principal payable with respect to the applicable Series of Investor Certificates pursuant to the applicable Supplement.

         "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement; provided that, unless otherwise provided in the applicable Supplement to the Pooling and Serving Agreement, in each case such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Certificate Register" shall mean the register maintained pursuant to
Section 6.3, providing for the registration of the applicable Certificates and transfers and exchanges thereof.

         "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" shall mean, with respect to any Series, the date of initial issuance of such Series of Certificates, as specified in the related Supplement.

         "Collection Account" shall have the meaning specified in Section 4.1.

         "Collections" shall mean all payments (excluding Recoveries, except as provided herein) received by the Servicer or DFS with respect to the Receivables, in the form of cash, checks, drafts, wire transfers or other form of payment in accordance with the related Floorplan Financing Agreements in effect from time to time; provided, that if, in any Collection Period, the aggregate amount of Recoveries exceeds the amount of Defaulted Receivables for such Collection Period, such excess shall be treated as Collections.

         "Collection Period" shall mean, unless otherwise provided in a Supplement, with respect to a Distribution Date for each Account, the period from and including the first day of a calendar month and ending at the close of business on the last day of such calendar month.

         "Concentration Account" shall have the meaning specified in Section 3.3(a)(x).

         "Controlled Amortization Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

         "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate business shall be administered, which office at the date of the execution of this Agreement is located at Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Corporate Trust Division.

         "Cut-Off Date" shall mean, for each Initial Account, the close of business on January 31, 1994.

         "Date of Processing" shall mean, with respect to any transaction, the Business Day after such transaction is first output in written form under DFS' customary and usual servicing practices, from DFS' computer file of Accounts (without regard to the effective date of such recordation).

         "Dealer" shall mean a Person which has entered into a revolving financing arrangement with DFS for the purpose of purchasing motorized products manufactured by Yamaha Motor Manufacturing Corporation of America, Yamaha Motor Company, Ltd. or Tennessee Watercraft, Inc. and distributed by

Yamaha Motor Corporation, U.S.A. and holding such vehicles or other motorized products for sale or lease in the ordinary course of its business.

         "Dealer Replacement Account" shall have the meaning specified in
Section 2.6.

         "Defaulted Receivable" shall mean, for any Collection Period, a Receivable that has been charged off during such Collection Period. The aggregate amount of Defaulted Receivables shall equal the product of (i) one minus the Yield Factor and (ii) the aggregate amount of the Receivables that were charged off during such Collection Period.

         "Deficit Controlled Amortization Amount" shall have the meaning specified in the applicable Supplement.

         "Definitive Certificates" shall have the meaning specified in Section 6.10.

         "Depository Agreement" shall mean the agreement among the Transferor, the Trustee and the initial Clearing Agency, dated as of the Initial Closing Date, in the form attached hereto as Exhibit A.

         "Determination Date" shall mean, for the period from March 1, 1994 to September 30, 1995, the fifth Business Day prior to each Distribution Date; and, on and after October 1, 1995, the Business Day immediately preceding the fifth calendar day prior to each Distribution Date.

         "DFS" shall mean Deutsche Financial Services Corporation, a Nevada corporation, and its successors and assigns, as successor to ITT Commercial Finance Corp., a Nevada corporation.

         "Dissolution Event" shall have the meaning specified in Section 9.2(a).

         "Distribution Date" shall mean, with respect to the Series 1994-1, Class A Asset-Backed Certificates, (i) April 15, 1994 and the fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day and (ii) the Expected Final Payment Date and, with respect to any other Series of Certificates, the date or dates specified in the applicable Supplement.

         "Early Amortization Event" shall have, with respect to each Series, the meaning specified in Section 9.1.

         "Early Amortization Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

         "Eligible Account" shall mean, as of any date of determination, any Account listed on Schedule 1 or otherwise added pursuant to Section 2.6, and excluding any Removed Account.

         "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, for so long as any of the securities of such depository institution or its parent shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

         "Eligible Deposit Account Property" shall have the meaning specified in
Section 4.1(h).

         "Eligible Institution" shall mean a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has itself, or has a parent which has, either (i) a long-term unsecured debt rating of "A2" or better by Moody's or
(ii) a certificate of deposit rating of "P-1" by Moody's, (b) has itself, or has a parent which has, either (i) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (ii) a certificate of deposit rating of "A-1+" by Standard & Poor's and (c) is a member of the FDIC.

         "Eligible Investments" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which mature on or prior to the next succeeding Transfer Date and which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

         (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

         (d) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, with a person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

         (e) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

         (f) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

         (g) time deposits, other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

         (h) any other investments approved in writing by each Rating Agency.

provided that no instrument shall be an Eligible Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligation underlying such instrument, or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

         "Eligible Receivable" shall mean each Receivable:

         (a) which was originated or acquired by the Servicer in the ordinary course of business;

         (b) which (i) arose under an Eligible Account and (ii) is payable in United States dollars;

         (c) which is owned by the Servicer at the time of sale by the Servicer to the Transferor;

         (d) which represents the obligation of a Dealer to repay an extension of credit made to such Dealer by DFS to finance such Dealer's acquisition of Products from Yamaha Motor Corporation, U.S.A.;

         (e) which at the time of creation and, except at the Closing Date for the initial Series, in the case of Receivables in respect of which the related financed Product has been sold by the Dealer, at the time of transfer to the Trust is secured by, inter alia, a perfected security or ownership interest in the Product relating thereto;

         (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

         (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Servicer or the Transferor in connection with the creation of such Receivable or the transfer thereof by the Servicer to the Transferor or by the Transferor to the Trust or the execution, delivery and performance by DFS of the Floorplan Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

         (h) as to which at all times following the transfer of such Receivable by the Transferor to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time (except for Liens of a lesser priority than the Lien of the Trust), other than Liens permitted by this Agreement;

         (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof);

         (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

         (l) as to which, at the time of transfer of such Receivable to the Trust, the Servicer, DFS and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

         (m) as to which, at the time of transfer of such Receivable to the Trust, neither the Servicer, DFS nor the Transferor has taken, or failed to take any action, which would impair the rights of the Trust or the Certificateholders therein; and

         (n) which constitutes an "account", "chattel paper" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of California; and

         (o) which, effective as of the last day of any Collection Period commencing after the Series 1995-1 Asset-Backed Certificates and Series 1998-1 Asset-Backed Certificates have been retired, when aggregated with the balance of all other Receivables due from such Dealer, does not exceed 1% of the Pool Balance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Enhancement" shall mean, with respect to any Series or class of Certificates within a Series, any letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account, cash collateral guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Certificateholders of such Series or class, as applicable.

         "Enhancement Provider" shall mean, with respect to any Enhancement, the lender, guarantor, swap provider or other provider of such Enhancement specified in the related Supplement.

         "Excess Principal Collections" shall mean, with respect to a Distribution Date, the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date, as more fully described in
Section 4.1(f).

         "Exchangeable Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit B.

         "Expected Final Payment Date" shall mean that date specified in the applicable Supplement when Investor Certificateholders' principal is expected to be paid in full, or if such day is not a Business Day, on the next succeeding Business Day.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "Final Termination Date" shall have the meaning specified in Section 12.1(a).

         "Fixed Allocation Percentage" shall, with respect to any Series, have the meaning specified in the applicable Supplement.

         "Floating Allocation Percentage" shall, with respect to any Series, have the meaning specified in the applicable Supplement.

         "Floorplan Financing Agreement" shall mean, collectively, the group of related agreements between and among Yamaha Motor Corporation, U.S.A., DFS and a particular Dealer and pursuant to which (a) DFS agrees to extend credit to such Dealer to finance the Dealer's purchase of Products distributed by Yamaha Motor Corporation, U.S.A., (b) such Dealer grants to DFS a purchase money security interest in the specific Products financed by DFS, certain other Products, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay such extensions of credit made by DFS within a certain specified period of time and (d) the obligations of such Dealer to repay such extensions of credit by DFS may be evidenced by one or more promissory notes of such Dealer in favor of DFS.

         "Floorplan Financing Guidelines" shall mean DFS' written policies and procedures with respect to the financing of Products, as such policies and procedures may be amended, supplemented or otherwise modified and in effect from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to DFS' wholesale financing accounts, the creditworthiness of Dealers and DFS' extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any United States entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

         "Initial Account" shall mean each individual wholesale financing arrangement established by DFS with a Dealer pursuant to a Floorplan Financing Agreement which is identified on Schedule 1 hereto delivered to the Trustee on the Closing Date of the initial Series by the Transferor.

         "Initial Closing Date" shall mean March 24, 1994.

         "Initial Invested Amount" shall mean, with respect to any Series, the amount stated in the applicable Supplement.

         "Initial Servicer Report" shall mean the Officer's Certificate delivered by the Servicer to the Trustee and the Rating Agencies in accordance with Section 3.4 hereof and substantially in the form of Exhibit D hereto.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Invested Amount" shall mean, with respect to any Series, the meaning specified in the applicable Supplement.

         "Invested Percentage" shall have, with respect to each Series, the meaning set forth in the applicable Supplement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Investor Certificate" shall mean any one of the certificates executed by the Transferor pursuant to this Agreement and authenticated by the Trustee substantially in the form attached to the applicable Supplement.

         "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

         "Investor Charge-Offs" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

         "Investor Default Amount" shall mean, with respect to each Series for any Collection Period, an amount equal to the product of (a) the Floating Allocation Percentage applicable during the immediately preceding Collection Period and (b) the amount of Defaulted Receivables for such Collection Period less the amount of Recoveries received by the Servicer in such Collection Period and less the full amount of any Defaulted Receivables as to which the Transferor or Servicer became obligated to accept reassignment for such Collection Period, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor, the Servicer or DFS.

         "Investor Monthly Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.2.

         "ITT" shall mean ITT Commercial Finance Corp., a Nevada corporation, as predecessor to DFS.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

         "Loan Amount" shall mean an amount equal to the sum of the outstanding
(i) principal and interest payable on the Certificates, (ii) Monthly Servicing Fee payable pursuant to Section 3.2 hereof and (iii) Trustee's fees and expenses payable pursuant to Section 11.5 hereof.

         "Minimum Transferor Percentage" shall mean, with respect to any Collection Period with respect to any Series, the percentage specified in the applicable Supplement.

         "Minimum Trust Principal Component" shall mean the aggregate of the amounts set forth in each Supplement for each outstanding Series as the "Minimum Trust Principal Component" for such Series.

         "Monthly Certificateholder's Statement" shall have the meaning specified in the applicable Supplement.

         "Monthly Servicing Fee" shall have the meaning specified in Section
3.2.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "New Account" shall have the meaning specified in Section 2.6.

         "Notes" shall have the meaning specified in Section 2.5(e).

         "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Transferor, the Servicer or DFS.

         "Opinion of Counsel" shall mean a written opinion of independent counsel, who may be counsel for the Transferor, and which shall be reasonably acceptable to the Trustee.

         "Paying Agent" shall mean any paying agent appointed pursuant to
Section 6.6 and which shall initially be the Trustee.

         "Permitted Transactions" shall have the meaning specified in Section 2.5(e).

         "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

         "Physical Property" shall have the meaning specified in the definition of "Transfer" herein.

         "Pool Balance" shall mean, as of any date of determination, the aggregate amount of Eligible Receivables included in the Trust.

         "Principal Collections" shall mean Collections other than Yield Collections.

         "Principal Funding Account", if applicable with respect to any Series, shall have the meaning specified in the Series Supplement related to such Series.

         "Principal Shortfalls" shall mean, with respect to a Distribution Date, the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date.

         "Principal Terms" shall have the meaning, with respect to any additional Series of Certificates, specified in Section 6.9(c).

         "Product" shall mean motorcycles, snowmobiles, all terrain vehicles, water vehicles and certain other motorized equipment (not including golf carts) manufactured by Yamaha Motor Company, Ltd., Yamaha Motor Manufacturing Corporation of America or Tennessee Watercraft, Inc. and distributed in the United States by Yamaha Motor Corporation, U.S.A.

         "Product Security" shall mean, with respect to any Receivable and, subject to the terms of the Receivables Purchase Agreement, the security interest granted by or on behalf of the related Dealer in the related Product.

         "Publication Date" shall have the meaning specified in Section 9.2(a).

         "Rating Agency" shall mean, with respect to any Series at any one time, each nationally recognized statistical rating agency or agencies selected by the Transferor to rate the Investor Certificates of such Series.

         "Rating Agency Condition", with respect to any action under this Agreement or any Series Supplement, shall mean that, after giving effect to such action, such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of the Rating Agencies to the Investor Certificates.

         "Reassignment" shall have the meaning specified in Section 2.7(b)(i).

         "Receivables" shall mean, with respect to a Dealer pursuant to an Account, all rights to payment of money (whether characterized as "accounts", "chattel paper" or "general intangibles", each as defined in Article 9 of the
UCC) arising from a Dealer in such Account. For purposes of calculating the aggregate amount of Receivables included in the Pool Balance at any time under this Agreement, Receivables which the Servicer is unable to transfer to the Transferor pursuant to the Receivables Purchase Agreement or which the Transferor is unable to transfer to the Trust as provided in Section 2.5(b) shall not be included in calculating the aggregate amount of Receivables.

         "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of March 1, 1994, between the Transferor, as purchaser, and the Servicer, as seller, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Record Date" shall mean, unless otherwise specified with respect to a Series in the applicable Supplement, with respect to any Distribution Date, the last day of the month immediately preceding any Distribution Date.

         "Recoveries" shall mean all amounts received with respect to Defaulted Receivables, net of expenses allocable thereto.

         "Registered Certificate" shall have the meaning specified in Section
6.1.

         "Registered Certificateholder" shall mean the Holder of any Registered Certificate.

         "Relevant UCC State" shall mean all jurisdictions where UCC filing is required to perfect and maintain the security interest of the Trustee.

         "Removal Date" shall mean the date on which the Receivables in certain designated Removed Accounts will be deleted from the Pool Balance and reassigned by the Trustee to the Transferor.

         "Removal Notice Date" shall mean the tenth Business Day prior to a Removal Date.

         "Removed Accounts" shall have the meaning set forth in Section 2.7.

         "Repurchase Terms" shall mean, with respect to any additional Series of Certificates, the terms and conditions under which the Transferor may repurchase such Series of Certificates pursuant to Section 12.2.

         "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Responsible Officer" shall mean any officer of the Trustee assigned by it to administer its corporate trust matters.

         "Revolving Period" shall mean, with respect to each Series, the period from and including the date of initial issuance of the Investor Certificates of such Series to, but not including, the day on which an Amortization Period for such Series commences.

         "Series" shall mean any Series of Investor Certificates, each as designated in the applicable Supplement.

         "Series Factor" shall, with respect to any Series, have the meaning specified in the applicable Supplement.

         "Servicer" shall mean, initially, Yamaha Motor Corporation, U.S.A. and, thereafter, any Person appointed as successor as herein provided to service the Receivables.

         "Servicer Cash Collateral Account" shall have the meaning specified in the applicable Supplement.

         "Servicer Default" shall have the meaning specified in Section 10.1.

         "Service Transfer" shall have the meaning specified in Section 10.1(d).

         "Servicing Agreement" shall mean the Servicing Agreement, dated as of March 1, 1994, between Yamaha Motor Corporation, U.S.A. and DFS, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Servicing Fee Percentage" shall mean, with respect to any Series, the percentage specified in the applicable Supplement.

         "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         "Special Funding Account" shall have the meaning specified in Section 4.2.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group.

         "Stated Series Termination Date" shall mean, with respect to any Series, the date stated in the applicable Supplement as the termination date for such Series.

         "Successor Servicer" shall have the meaning specified in Section
10.2(a).

         "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.9, executed in conjunction with any issuance of any Series.

         "Termination Notice" shall have, with respect to any Series, the meaning specified in Section 10.1(d).

         "Transfer", when used with respect to Eligible Investments in any Eligible Deposit Account (whether maintained in the Collection Account, the Special Funding Account or any principal funding account or cash collateral account, as specified in any Supplement), shall mean:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee in the State of New York indorsed to, or registered in the name of, the Trustee or indorsed in blank, and, with respect to "money" as defined in Section 1-201(24) of the UCC, delivery thereof to the Trustee in the State of New York, and with respect to a "certificated security" (as defined in Section 8-102(1)(a) of the UCC) transfer thereof (i) by delivery of such certificated security indorsed to, or registered in the name of, the Trustee or indorsed in blank to a financial intermediary (as defined in Section 8-313(4) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging solely and exclusively to the Trustee and the sending by such financial intermediary of a confirmation to the Trustee of the purchase of such certificated security by the Trustee, or (ii) by delivery thereof to a "clearing corporation" (as defined in section 8-102(3) of the UCC) either in bearer form, in registered form registered to the clearing corporation or to a "custodian bank" (as defined in Section 8-102(4) of the UCC) or a nominee of either of them subject to the clearing corporations exclusive control and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance in the State of New York of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the indorsement thereof to the clearing corporation or such custodian bank or a nominee of either of them subject to the clearing corporation's exclusive control, the sending of a confirmation to the Trustee by the financial intermediary of the purchase by the Trustee of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging solely and exclusively to the Trustee (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Deposit Account Property to the Trustee (as defined herein), consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the Trustee of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging solely and exclusively to the Trustee and indicating that such custodian holds such Eligible Deposit Account Property solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Deposit Account Property to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof as notified by the Servicer to the Trustee; and

         (c) with respect to any item of Eligible Deposit Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trustee or a financial intermediary, the sending of a confirmation to the Trustee by the financial intermediary of the purchase by the Trustee of such uncertificated security (if applicable), the making by the Trustee or by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging solely and exclusively to the Trustee.

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.3 and shall initially be the Trustee.

         "Transfer Date" shall mean, with respect to any Series of Certificates, the Business Day preceding any Distribution Date.

         "Transfer Deposit Amount" shall have the meaning assigned to such term in Section 2.4(c).

         "Transferor" shall mean Yamaha Motor Receivables Corporation, a Delaware corporation, as transferor of the Receivables to the Trust pursuant to the Receivables Purchase Agreement.

         "Transferor Amount" shall mean, on any date of determination, the sum of the Trust Principal Component and amounts on deposit in any Special Funding Account and any Principal Funding Account at the end of the day immediately prior to such date of determination, minus the sum of the Aggregate Invested Amount at the end of such day for all Series and the Available Subordinated Amount.

         "Transferor Certificate" shall mean, collectively, with respect to all Series from time to time, all Certificates issued to the Transferor in respect of the Transferor Interest.

         "Transferor Interest" shall have the meaning specified in Section
4.1(a).

         "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Collections, Yield Collections and Receivables (including Defaulted Receivables) or otherwise, one hundred percent (100%) minus the sum for all Series of the Invested Percentages calculated on such date with respect to such categories of Receivables as calculated by the Servicer.

         "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Property.

         "Trustee" shall mean the institution executing this Agreement as trustee for the benefit of Certificateholders, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trust Principal Component" shall mean, for any Collection Period, the product of the Pool Balance at the end of the prior Collection Period and one minus the Yield Factor or, for any other date of determination, the product of the Pool Balance as of the date so specified in this Agreement and one minus the Yield Factor.

         "Trust Property" shall have the meaning specified in Section 2.1.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         "Undistributed Principal Collections" shall have the meaning specified in Section 4.1(f).

         "Undivided Interest" shall mean the undivided interest of any Certificateholder in the Trust.

         "Yield Collections" shall mean, with respect to any Collection Period, an amount of Collections received in such Collection Period equal to the Pool Balance multiplied by the Yield Factor.

         "Yield Factor" shall mean, initially, 1.5%, as such percentage may be increased or decreased in accordance with the terms of this Agreement and any Supplement.

         SECTION 1.2. Other Definitional Provisions.

         (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles on the date of determination. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

         (c) The agreements and representations and warranties of Yamaha Motor Corporation, U.S.A. and The Fuji Bank and Trust Company in this Agreement, in their respective capacities as Servicer and as Trustee, shall be deemed to be the agreements, representations and warranties of Yamaha Motor Corporation, U.S.A. and The Fuji Bank and Trust Company solely in such respective capacity for so long as each acts in such capacity under this Agreement.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of such Supplement or this Agreement, as the case may be; Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified; and the word "including" means including without limitation.

                               [END OF ARTICLE I]

                                   ARTICLE II

                             APPOINTMENT OF TRUSTEE;
                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

         SECTION 2.1. Appointment of Trustee; Conveyance of Receivables; Grant.
(a) The Transferor appoints and authorizes The Fuji Bank and Trust Company to act as Trustee as provided herein and to exercise such powers under this Agreement as are delegated to the Trustee by the terms hereof together with all such powers as are reasonably incidental thereto. The Trustee hereby accepts such appointment and agrees to exercise such powers and perform such functions on behalf of the Certificateholders from time to time as are specifically delegated to the Trustee by the terms hereof.

         (b) The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all right, title and interest of the Transferor in, to and under the Receivables, now existing and hereafter created in all Accounts, all monies due or to become due with respect thereto on and after the Cut-Off Date (including Recoveries), together with any related Product Security, all proceeds of such Receivables, and all right, title and interest of the Transferor in, to and under the Receivables Purchase Agreement. Such property, together with all monies as are from time to time deposited in or credited to the Collection Account, Principal Funding Account, Special Funding Account and the Servicer Cash Collateral Account established pursuant to the Supplement for the Series 1994-1 Certificates and any other account or accounts maintained by the Trustee for the benefit of the Certificateholders and all other property deposited in or credited thereto or delivered to the Trustee, including, without limitation, all money and Eligible Investments and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders shall constitute the property of the Trust (collectively, the "Trust Property"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Dealers.

         In connection with such transfer, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of "accounts", "chattel paper" and "general intangibles" (each as defined in the UCC in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfers and assignments of the Receivables by the Transferor to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee on or prior to the Closing Date.

         In connection with such transfer, the Servicer agrees, on behalf of the Transferor, at its own expense, on or prior to the initial Closing Date to cause DFS, as subservicer, to indicate clearly and unambiguously in its computer files that the Receivables created in connection with the Accounts have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders. On behalf of the Transferor, the Servicer further agrees to deliver or to cause to be delivered to the Trustee (a) a computer file or microfiche list containing a true and complete list of all Accounts with all Dealers, identified by account number and by Receivable balance as of the Cut-Off Date and (b) within twenty (20) Business Days of any request by the Trustee, a new computer file or microfiche list containing a true and complete list. Such file or list, as it may be amended, supplemented or modified from time to time shall be marked as

Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

         The Transferor hereby grants to the Trustee for the benefit of Certificateholders a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables together with any related Product Security now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date (including Recoveries), all proceeds of such Receivables and the related Product Security, such funds as are from time to time deposited in or credited to the Collection Account, the Special Funding Account, any Servicer Cash Collateral Account and any Principal Funding Account and any other account or accounts maintained by the Trustee for the benefit of Certificateholders and all other property deposited in or credited thereto or delivered to the Trustee, including, without limitation, all money and Eligible Investments, and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders, as security for the obligation of the Transferor to make prompt and complete payment in full of the Loan Amount. This Agreement shall constitute a security agreement under applicable law.

         Pursuant to the request of the Transferor, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

         SECTION 2.2. Acceptance by Trustee.

         (a) The Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set over or otherwise conveyed to the Trust as provided in Section 2.1(b) hereof, on behalf of the Trust and the Certificateholders, of all right, title and interest previously held by the Transferor in, to and under the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date (including Recoveries), together with any related Product Security, all proceeds of such Receivables, such funds as are from time to time deposited in the Collection Account and any other account or accounts maintained by the Trustee for the benefit of Certificateholders, and benefits of any Enhancement for any Series and declares that it shall hold such right, title and interest, upon the trust herein set forth, and subject to the terms hereof for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Servicer delivered to the Trustee, on behalf of the Transferor, the computer file or microfiche list represented by the Servicer to be the computer file or microfiche list described in the third paragraph of Section 2.1.

         (b) The Trustee hereby agrees not to disclose to any Person (including any Certificateholder or Certificate Owner) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Servicer on behalf of the Transferor pursuant to Sections 2.1 and 2.6, except as is required by law or in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a successor Servicer appointed pursuant to Section 10.2 or a successor Trustee appointed pursuant to Section 12.8. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor, the Servicer or DFS, on behalf of the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferor with written notice five (5) Business Days prior to any disclosure pursuant to this
Section 2.2(b).

         (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

         SECTION 2.3. Representations and Warranties. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, with respect to any Series of Certificates, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

                  (i) Organization and Good Standing. The Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any Supplement and the Receivables Purchase Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

                  (ii) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of its business or render any Receivable unenforceable; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any jurisdiction in which the Trustee seeks to enforce any Receivable.

                  (iii) Due Authorization. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement and the execution and delivery to the Trustee of the Certificates and the consummation of the transactions provided for in this Agreement, any Supplement and the Receivables Purchase Agreement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

                  (iv) No Violation. The execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement, any Supplement and the Receivables Purchase Agreement and the fulfillment of the terms hereof will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

                  (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality
         (i) asserting the invalidity of this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, any Supplement or the Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any state income, single business or franchise tax system.

                  (vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

                  (vii) Record of Accounts. As of the initial Closing Date, in the case of the Initial Accounts and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or such Removal Date, as the case may be.

                  (viii) Valid Transfer. This Agreement constitutes a valid conveyance, transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables and the related Product Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.1 with the Secretary of State of the State of California and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security interest (as defined in the UCC) in such property, except for Liens permitted hereunder. Except as otherwise provided in this Agreement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Trust Property.

                  (ix) Amount of Receivables; Computer File. As of the Cut-Off Date, the aggregate amount of Receivables to be transferred by the Transferor to the Trust was $322,245,318.04. The computer file or microfiche list delivered pursuant to Section 2.1 hereof is complete and accurately reflects the information regarding the Receivables under the Initial Accounts in all material respects.

         The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

         In the event of any breach of any of the representations and warranties set forth in this Section 2.3 having a material adverse effect on the interests of the Investor Certificateholders, then either the Trustee or the Holders of Investor Certificates evidencing not less than a majority in aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given in writing to the Transferor (and to the Trustee, any Enhancement Providers and the Servicer if given by the Investor Certificateholders), may direct the Transferor to purchase the Certificateholders' Interest in such Receivables within thirty (30) days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to make such purchase on a Distribution Date occurring within such 30-day period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by the end of such 30-day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.3 shall be satisfied in all material respects, and any material adverse effect on the Certificateholders' Interest caused thereby shall have been cured.

         The Transferor shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Distribution Date, in payment for such purchase, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with Article IV and the terms of each Supplement. Except as otherwise provided in Section 2.4(d), if the Trustee or the Investor Certificateholders give notice directing the Transferor to purchase the Certificateholders' Interest as provided above, the obligation of the Transferor to purchase the Certificateholders' Interest pursuant to this Section 2.3 shall constitute the sole remedy respecting an event of the type specified in the first sentence of the preceding paragraph available to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

         SECTION 2.4. Representations and Warranties of the Transferor Relating to the Receivables.

         (a) Representations and Warranties. The Transferor hereby represents and warrants to the Trust that:

                  (i) Each Receivable and all related Product Security existing on or after the Initial Closing Date has been or will have been conveyed to the Trust free and clear of any Lien (except for Liens not of the same or higher priority than the Lien of the Trust).

                  (ii) With respect to each Receivable and all related Product Security existing on or after the Initial Closing Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable or Product Security to the Trust have been or will have been duly obtained, effected or given and are in full force and effect.

                  (iii) On the initial Closing Date, in the case of the Initial Accounts, and, in the case of all Accounts created after the initial Closing Date, on the applicable transfer date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance herewith.

                  (iv) Each of this Agreement, any Supplement and the Receivables Purchase Agreement, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

                  (v) This Agreement constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables now existing and hereafter created, together with any related Product Security, all monies due or to become due with respect thereto on and after the Cut-Off Date, Recoveries, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables, such funds as are from time to time deposited in the Collection Account and any other account or accounts maintained by the Trustee for the benefit of Certificateholders and the benefits of any Enhancement, and such Receivables, together with any related Product Security and all proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under Section 2.5(a), (y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of Certificateholders as provided in this Agreement and any Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to existing Receivables and the proceeds thereof to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables and any related Product Security thereafter created, and the proceeds thereof to such extent, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the applicable financing statements and in the case of the Receivables hereafter created and proceeds thereof upon such creation, the Trust shall have a first priority perfected security interest in such property to the extent set forth in
         Section 9-306 of the UCC in effect in the Relevant UCC State relating to such Receivables and any related Product Security, except for Liens permitted under Section 2.5(a) hereunder. Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account or any other account or accounts maintained for the benefit of Certificateholders, except for any right of the Transferor to receive interest accruing on, and investment earnings with respect to, any such account as provided in this Agreement and any Supplement and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. The Receivables Purchase Agreement constitutes a transfer to the Transferor of all right, title and interest of Yamaha Motor Corporation, U.S.A. in, to and under the Receivables and related Product Security purported to be sold and assigned thereunder, whether then existing or thereafter created in the applicable Accounts and the proceeds thereof.

                  (vi) All material information with respect to the Accounts, and all Dealers and Receivables related thereto, in the list provided to the Trustee from time to time on Schedule 1 hereto is true and correct in all material respects as of the date of delivery to the Trustee.

                  (vii) As of the initial Closing Date, and as of any date of determination thereafter, the computer file or list of Dealers and Accounts provided by the Transferor to the Trustee is or will be an accurate and complete listing of all such Dealers and Accounts in all material respects and the information contained therein with respect to the identity of such Dealers and Accounts and the Receivables existing under the Accounts is true and correct in all material respects as of the Cut-Off Date or date of determination thereafter, as applicable.

         (b) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

         (c) Reassignment. In the event any representation or warranty under
Section 2.4(a) is not true and correct as of the date specified therein with respect to any Receivable or Account, and such breach has a material adverse effect on the Certificateholders' Interest in any such Receivable or Account, then, within thirty (30) days (or such longer period as may be agreed to by the Trustee, not to exceed sixty (60) days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, DFS or any Enhancement Provider, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee, not to exceed sixty (60) days), the breached representation or warranty shall then be true and correct in all material respects, and any material adverse effect caused thereby shall have been cured.

         The Transferor shall accept a reassignment of any such Receivables by directing the Servicer to deduct, subject to the next sentence, the aggregate principal amount of such Receivables from the Pool Balance (to the extent such amount is otherwise included in the Pool Balance) on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Transferor Amount would be less than the Minimum Transferor Percentage of the Trust Principal Component on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then not later than 12:00 noon on the day on which such reassignment occurs, the Transferor shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") by which the Transferor Amount would be less than such Minimum Transferor Percentage of the Trust Principal Component (up to the aggregate principal amount of such Receivables); provided that if the Transfer Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Receivables shall only be deducted from the Pool Balance to the extent that the Transferor's Amount is not reduced below the Minimum Transferor Percentage of the Trust Principal Component and the Receivables the aggregate principal amounts of which have not been so deducted shall not be reassigned to the Transferor and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in, to and under such Receivable, all related Product Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.4(c). Except as provided below, the obligation of the Transferor to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders).

         (d) Reassignment of Trust Portfolio. In the event of (1) a breach of any of the representations or warranties set forth in Section 2.3 or 2.4(a) or
(2) a material amount of Receivables are not Eligible Receivables, and in either case such event has a materially adverse effect on Investor Certificateholders, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of all Receivables within sixty (60) days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional sixty (60) days) and the Transferor shall be obligated to accept such reassignment on a Distribution Date specified by the Transferor occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, on the Business Day prior to such Distribution Date, the representations and warranties contained in Section
2.3 and 2.4(a) shall then be true and correct in all material respects, or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be.

         The Transferor shall deposit on the Business Day prior to the Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables in the Collection Account for distribution to the Investor Certificateholders pursuant to Section 12.3. The deposit amount for such reassignment shall be equal to the Aggregate Invested Amount on the Record Date related to the applicable Distribution Date on which such deposit is made (less the aggregate principal amount on deposit in any Principal Funding Account) plus an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable certificate rates through the end of the interest accrual periods of such Series. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due with respect thereto and all proceeds relating thereto shall be released to the Transferor and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee or assignee, all right, title and interest of the Trust in, to and under the Receivables and any related Product Security, all monies due or to become due with respect thereto and all proceeds thereof and as shall be specified in an Opinion of Counsel delivered to the Trustee to the effect that such documents and instruments comply herewith. If the Trustee or the Investor Certificateholders give a notice directing the Transferor to accept reassignment as provided herein, the obligation of the Transferor to accept reassignment of the Receivables pursuant to this Section 2.4(d) shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section
2.3 or 2.4(a) or there being a material amount of Receivables which are not Eligible Receivables available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

         (e) Nothing contained in this Section 2.4 shall create an obligation on the part of the Trustee to verify the accuracy or continued accuracy of the representations or warranties contained in this Section 2.4. The Trustee shall have no obligation to give any notice pursuant to this Section 2.4 unless it has actual knowledge of facts which would permit the giving of such notice.

         SECTION 2.5. Covenants of the Transferor. The Transferor hereby covenants that:

         (a) No Liens. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any related Product Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the Transferor's Interest or the Transferor Certificates, and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and the

Product Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Transferor.

         (b) Delivery of Collections. In the event that the Transferor, Yamaha Motor Corporation, U.S.A. or any Affiliate thereof receives payments in respect of Receivables, the Transferor and Yamaha Motor Corporation, U.S.A. agree to pay or cause to be paid to the Servicer, DFS or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two (2) Business Days after the receipt by the Transferor, the Servicer or any Affiliate thereof.

         (c) Notice of Liens. The Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder.

         (d) Compliance with Laws. The Transferor hereby agrees to comply in all material respects with all Requirements of Law applicable to the Transferor.

         (e) Activities of the Transferor. The Transferor will not engage in any business or activity of any kind or enter into any transaction other than (i) the businesses, activities and transactions contemplated and authorized by this Agreement or the Receivables Purchase Agreement, (ii) acquiring, selling, financing, holding, assigning, pledging and otherwise dealing with wholesale and retail receivables and other motorized equipment, and related activities and transactions, (iii) transferring such receivables to trusts pursuant to a pooling and servicing agreement or similar agreement or arrangement, (iv) authorizing, selling and delivering any class of certificates or other securities of any such trust, (v) acquiring from Yamaha Motor Master Trust certificates issued by one or more trusts to which the Transferor transferred receivables, (vi) issuing, selling, authorizing and delivering one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of receivables or by certificates of any class issued by one or more trusts or by certificates of any class issued by a trust established by the Transferor (collectively, the "Notes"), provided that the Transferor shall have no liability under any Notes except to the extent of the one or more pools of receivables or the certificates securing or collateralizing such Notes, (vii) holding and enjoying all of the rights and privileges of any certificates issued by the trusts to the Transferor under the related agreements and holding and enjoying all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively, (viii) performing its obligations under the agreements and any indenture or other agreement pursuant to which any Notes are issued, (ix) engaging in any activity and exercising any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing, and (x) any other activity in connection with which the Rating Agency Condition has been satisfied (such businesses, activities and transactions, collectively, "Permitted Transactions").

         (f) Indebtedness. The Transferor will not create, incur or assume any indebtedness or issue any securities or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless (i) any such indebtedness or securities have no recourse to any assets of the Transferor other than the specified assets to which such indebtedness or securities relate and (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

         (g) Guarantees. The Transferor will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

         (h) Investments. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto; provided, however, that the Transferor shall not be prohibited under this Section 2.5(h) from declaring or paying any dividends in respect of its common stock.

         (i) Stock; Merger. The Transferor will not (i) sell any shares of any class of its capital stock to any Person (other than Yamaha Motor Corporation, U.S.A.), or enter into any transaction of merger or consolidation unless (A) the surviving Person of such merger or consolidation assumes all of the Transferor's obligations under this Agreement, (B) the Transferor shall have given the Rating Agencies and the Trustee at least ten (10) days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and
(C) such merger or consolidation does not conflict with any provisions of the certificate of incorporation of the Transferor, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or
(iii) acquire or be acquired by any Person, or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business.

         (j) Agreements. The Transferor will not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Receivables Purchase Agreement and any document relating to a Permitted Transaction, or amend or modify its certificate of incorporation or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Receivables Purchase Agreement or any of the other related documents to which it is a party or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

         SECTION 2.6. Addition of Accounts.

         Receivables created in all Accounts established with Dealers which have purchased existing dealerships (each, a "Dealer Replacement Account") shall be added automatically to the Trust. Subject to the limitations described herein, the Transferor shall, on an ongoing basis, automatically add Receivables created in new Accounts which do not constitute Dealer Replacement Accounts (each, a "New Account") to the Trust subject to the following conditions:

                  (i) if either (a) on an annual basis, the percentage derived by dividing the number of New Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 8% or (b) on a quarterly basis, the percentage derived by dividing the number of New Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%, then the Transferor may continue to add Receivables created in New Accounts to the Trust only if (x) if so provided in a Supplement, the Available Subordinated Amount is adjusted each Collection Period thereafter by the aggregate amount of Receivables in those New Accounts included in the Trust which New Accounts resulted in such percentage to exceed the specified percentages therein, or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to the Investor Certificates of each Series;

                  (ii) if the annualized rate (averaged for a period of three consecutive Collection Periods) of (a) Defaulted Receivables minus Recoveries plus the repossession value of all Products repossessed during such period to (b) the beginning Pool Balance for the related Collection Period exceeds 7.5%, then the Transferor may continue to add Receivables created in any New Accounts and Dealer Replacement Accounts to the Trust only if (x) if so provided in a Supplement, the Available Subordinated Amount is increased by the aggregate amount of the Receivables in New Accounts and Dealer Replacement Accounts, or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to the Investor Certificates of each Series; and

                  (iii) if either (a) on an annual basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 15% or (b) on a quarterly basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 10%, then the Transferor may continue to add any Accounts to the Trust only if (x) if so provided in a Supplement, the Available Subordinated Amount is increased by the aggregate amount of the Receivables in New Accounts and Dealer Replacement Accounts, or (y) the Transferor obtains a letter from each of the Rating Agencies that such action will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to the Investor Certificates of each Series.

         SECTION 2.7. Removal of Accounts.

         (a) Subject to the conditions set forth below, on each Determination Date on which the Transferor Amount as a percentage of the Trust Principal Component exceeds 10% at the end of the related Collection Period, the Transferor may, but shall not be obligated to, designate, from time to time, Accounts for deletion and removal ("Removed Accounts") from Schedule 1 and the reassignment by the Trust to the Transferor of the Receivables related to such Removed Accounts; provided, however, that the Transferor shall not make more than one such designation in any Collection Period. On or before the Removal Notice Date, the Transferor shall give the Trustee and the Servicer written notice that the Removed Accounts are to be deleted from Schedule 1 and the Receivables from such Removed Accounts are to be removed from the Trust and reassigned to the Transferor.

         (b) The Transferor shall be permitted to designate and require reassignment to it of Receivables from Removed Accounts only upon satisfaction of the following conditions:

                  (i) On or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment in substantially the form of Exhibit C (the "Reassignment") and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                  (ii) The Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Holders of any outstanding Series of Investor Certificates were utilized in selecting the Removed Accounts to be removed from the Trust;

                  (iii) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, (a) in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or an event which with notice or lapse of time or both would constitute an Early Amortization Event and (b) cause the Transferor Amount as a percentage of the Trust Principal Component to be less than the Minimum Transferor Percentage on such Removal Date;

                  (iv) The Rating Agencies shall have received prior written notice of such proposed removal of Accounts and the Transferor shall have received written notice from the Rating Agencies that such removal would not result in a downgrading or withdrawal of the then current rating of any outstanding Series of the Investor Certificates;

                  (v) The Transferor shall have delivered to the Trustee and the Rating Agencies an Officer's Certificate confirming the items set forth in (i) through (iv) above (on which Officer's Certificate the Trustee may conclusively rely and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying); and

                  (vi) The Transferor shall have delivered to the Trustee and the Rating Agencies a favorable opinion of counsel that such removal will not adversely affect the first priority security interest of the Trust in the Receivables.

         Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust; provided that upon such Reassignment, the Transferor shall in no event continue to transfer Receivables arising out of Accounts created on and after the effective date of such Reassignment to the Trust without the Trustee having received (i) a favorable opinion of counsel to the Transferor regarding the continuing perfection and priority of the security interest in Receivables in existing Accounts and in Receivables in Accounts created on or after the effective date of such Reassignment in form and substance satisfactory to the Trustee and (ii) written confirmation from each of the Rating Agencies that such transfers would not result in a withdrawal or downgrading of the then current ratings of any outstanding Series of Investor Certificates.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

         SECTION 3.1. Acceptance of Appointment and Other Matters Relating to the Servicer.

         (a) Yamaha Motor Corporation, U.S.A. hereby agrees to act as the initial Servicer under this Agreement. The Investor Certificateholders by their acceptance of the Investor Certificates consent to Yamaha Motor Corporation, U.S.A. acting as Servicer.

         (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with the Servicing Agreement and in accordance with the applicable Floorplan Financing Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments and to instruct the Trustee to make withdrawals and payments from the Collection Account or any other account or accounts maintained for the benefit of the Certificateholders as set forth in this Agreement and any Supplement,
(ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1 of this Agreement to instruct the Trustee to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement,
(iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities laws authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements and (v) to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to DFS or to any other Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines; provided, however, that the Servicer shall notify each Rating Agency in writing of any significant delegation of its duties to a Person other than DFS and which is not in the ordinary course of the Servicer's business. No such delegation will relieve the Servicer of its liability and responsibility with respect to such duties. The Trustee shall promptly follow the written instructions of the Servicer to withdraw funds from the Collection Account, any Special Funding Account, any Principal Funding Account and any other account or accounts maintained for the benefit of Certificateholders or with regard to any Enhancement. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be held responsible for any act or omission by the Servicer in its use of such powers of attorney.

         (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or the order of any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Transferor agrees that the Servicer shall allocate, after such date, all Principal Collections, and all amounts which would have constituted Principal Collections but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the Trust Principal Component in the Trust as of such date) and to apply such amounts as Collections in accordance with Article IV and (B) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clause (A) above, Principal Collections and all amounts which would have constituted Principal Collections but for the Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Collections but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Collections for the purpose of calculating the applicable Invested Percentage thereunder; provided that if the Transferor is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Transferor agrees that the Servicer shall, in any such event, allocate, after the date that the Transferor becomes unable to do so, payments on the Accounts with respect to the receivables in such Accounts first to the oldest receivables in such Accounts and such amounts shall be applied as Collections in accordance with Article IV.

         (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other wholesale Dealer receivables.

         (e) For so long as the Servicer delegates its servicing responsibilities to any Person other than DFS in accordance with Section 3.1(b), the Servicer shall ensure that such other Person maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables covering such actions with such insurers and in such amounts as the Servicer believes to be reasonable from time to time; provided that, in the event the Servicer no longer delegates its servicing responsibilities, the Servicer shall maintain such fidelity bond coverage for its account.

         (f) Receivables which become Defaulted Receivables shall not be recorded on the Transferor's or the Servicer's books and records as amounts payable, and will cease to be included as Receivables on the day on which they become Defaulted Receivables.

         SECTION 3.2. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Collection Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.1 (the "Monthly Servicing Fee"), payable in arrears on each Distribution Date in an amount equal to the sum of, with respect to all Series then outstanding, one-twelfth of the product of the applicable Servicing Fee Percentages and the sum of an allocable portion of the Transferor Amount and the Invested Amount of each Series each as of the last day of the second preceding Collection Period. The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Collection Period (or portion thereof) shall be equal to one-twelfth (1/12) of the product of (A) the Servicing Fee Percentage for such Series and (B) the sum of an allocable portion of the amount of the Transferor Interest and the aggregate invested amount with respect to any such Series with respect to the related Collection Period (the "Investor Monthly Servicing Fee") and shall be paid to the Servicer pursuant to the applicable Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Transferor and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor. In the case of the first Collection Period, the Monthly Servicing Fee and the Investor Monthly Servicing Fee shall accrue from the Cut-Off Date.

         The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and include, without limitation, all other fees and expenses of the Trust provided for in Section 8.4 hereof; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Agreement. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         SECTION 3.3. Representations, Warranties and Covenants of the Servicer.
(a) Yamaha Motor Corporation, U.S.A., as Servicer, hereby makes, and any Successor Servicer, by its appointment hereunder, shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

                  (i) Organization and Good Standing. Such party is a corporation duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

                  (ii) Due Qualification. Such party is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                  (iii) Due Authorization. The execution, delivery, and performance of this Agreement and the applicable Supplement has been duly authorized by such party by all necessary corporate action on the part thereof.

                  (iv) Binding Obligation. This Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether such enforceability considered in a proceeding at law or in equity).

                  (v) No Violation. The execution and delivery of this Agreement and the applicable Supplement by such party, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

                  (vi) No Proceedings. There are no proceedings or, to the best knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement.

                  (vii) Compliance with Requirements of Law. Such party shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of Certificateholders.

                  (viii) No Rescission or Cancellation. Such party shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (ix) Protection of Certificateholders' Rights. Such party shall take no action, nor omit to take any action, which would impair the rights of Certificateholders in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable or charge-off any Receivable except in accordance with the Floorplan Financing Guidelines. The Servicer shall not make any material change to the Floorplan Financing Guidelines with respect to the timing of charge-offs of Receivables unless, after giving effect to such change, the Rating Agency Condition is satisfied.

                  (x) Servicer Concentration Account. The Servicer or, if DFS is acting as subservicer, DFS, maintains deposit accounts (collectively, the "Concentration Account") into which it shall deposit all amounts paid by the Dealers under Floorplan Financing Agreements. The Servicer agrees (i) that it will not change this method of collection without the prior written consent of any Enhancement Providers; (ii) with respect to amounts deposited into the Concentration Account in respect of a particular day, that it will not transfer such amounts from the Concentration Account until the Servicer has posted all Collections in respect of the Receivables for such day and (iii) concurrently with the transfer of amounts from the Concentration Account in respect of a particular day, the Servicer will make the deposits and transfers required by the terms of this Agreement for such day.

                  (xi) Negative Pledge. Except for the conveyance hereunder to the Trustee, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable or related Product Security sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer.

         (b) Notice of Breach. The representations and warranties of the Servicer set forth in this Section 3.3 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the

Certificates. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.3, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

         (c) Purchase. In the event any representation or warranty under Section 3.3(a) (vii), (viii) or (ix) with respect to the Servicer is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account, and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, then, within sixty (60) days (or such longer period as may be agreed to by the Trustee, such period not to exceed sixty (60) days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 60-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required to be made with respect to such Receivable if, by the end of such 60-day period (or such longer period as may be agreed to by the Trustee, such period not to exceed sixty (60) days) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing to the Collection Account on the Transfer Date related to the Collection Period the principal amount of such Receivables and shall be applied in accordance with the terms of this Agreement.

         Upon each such payment of such purchase price, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in, to and under such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the related Product Security. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders or the Trustee on behalf of Certificateholders.

         SECTION 3.4. Reports and Records for the Trustee.

         (a) Initial Servicer's Report. On the Closing Date relating to any Series, the Servicer shall prepare and deliver, as provided in Section 13.5, to the Trustee and the Rating Agencies, an Officer's Certificate substantially in the form of Exhibit D setting forth the Trust Principal Component, the Transferor Interest, and the Invested Amount for each Series Outstanding as of the end of the day two (2) Business Days preceding the Closing Date (or such other day as specified in the applicable Supplement).

         (b) Daily Reports. For so long as deposits of Collections are required to be made daily by the Servicer pursuant to Section 4.1(g), on each Business Day commencing on the Closing Date, the Servicer shall prepare, and make available for inspection by the Trustee and maintain at the office of the Servicer a record setting forth the aggregate amount of Collections processed by the Servicer on the immediately preceding Business Day.

         (c) Monthly Servicer's Certificate. On each Determination Date, the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying Agent and the Rating Agencies, an Officer's Certificate signed by a Servicing Officer substantially in the form of Exhibit E (with the Monthly Certificateholder's Statement required pursuant to the applicable Supplement attached) setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections processed for the Collection Period for such Determination Date and the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during such Collection Period; (ii) the Invested Percentage on the last day of the preceding Collection Period of each Series of Certificates with respect to Principal Collections, the Invested Percentage on the last day of the preceding Collection Period of each Series of Certificates with respect to Yield Collections and Defaulted Receivables; (iii) for each Series and for each class within any such Series, the total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date; (iv) for each Series and for each class within any such Series, the amount of such distribution allocable to principal; (v) for each Series and for each class within any such Series, the amount of such distribution allocable to interest;
(vi) for each Series and each class within a Series, the Investor Default Amount for the immediately preceding Collection Period; (vii) for each Series and each class within a Series, the amount of the Investor Charge-Offs and the amount of the reimbursements of Investor Charge-Offs for such Distribution Date and the amount of the repossession value of all Products repossessed during the related Collection Period; (viii) for each Series, the Investor Monthly Servicing Fee for such Distribution Date; (ix) for each Series, the existing Deficit Controlled Amortization Amount, if applicable; (x) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date; (xi) for each Series, the Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; (xii) the available amount of any Enhancement for each Series; (xiii) for each Series and each class within a Series, the Series Factor as of the end of the related Collection Period;
(xiv) the Yield Factor or Yield Factors applicable with respect to the related Collection Period; (xv) the amount of Collections of Receivables comprised of interest, fees and service charges collected from Dealers during the related Collection Period; and (xvi) whether an Early Amortization Event with respect to any Series shall have occurred during or with respect to the related Collection Period. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4.

         SECTION 3.5. Annual Servicer's Certificate. The Servicer will deliver, as provided in Section 13.5, to the Trustee and the Rating Agencies on or before May 31 of each calendar year, beginning with 1995, an Officer's Certificate substantially in the form of Exhibit F (a) stating that a review of the activities of the Servicer during the preceding fiscal year (or, in the case of the Series 1994-1 Certificates, during the initial period from the Initial Closing Date until December 31, 1994) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) stating that to the best of such officer's knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Agreement throughout such year, or, if there has occurred such event or Early Amortization Event, specifying each such event known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

         SECTION 3.6. Annual Independent Public Accountants' Servicing Report.

         (a) On or before May 31 of each calendar year, beginning with 1995, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, to the Trustee, the Rating Agencies and, as required, any Enhancement Provider a report to the effect that in the opinion of such firm the servicing and administration of Accounts under this Agreement was conducted in compliance with Articles III and IV and Section
8.8 of this Agreement and any Supplement, except for such exceptions or errors as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) On or before May 31 of each calendar year, beginning with 1995, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to furnish, as provided in Section 13.5, a report prepared using generally accepted auditing standards to the Trustee, any Enhancement Provider, as required, and the Rating Agencies to the effect that (i) for each of six months randomly selected from the period covered by such report (which shall be the period from April 1 of the calendar year preceding the year in which such report is to be delivered, to and including March 31 of the year in which such report is to be delivered (except for the report dated May 31, 1995, which shall cover the period from the Initial Closing Date to March 31, 1995), they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section 3.4(c) with the Servicer's computer reports which were the source of such amounts and (ii) for each month of the period covered by such report (which shall be the period from April 1 of the calendar year preceding the year in which such report is to be delivered, to and including March 31 of the year in which such report is to be delivered (except for the report dated May 31, 1995, which shall cover the period from the Initial Closing Date to March 31, 1995)), they have compared the mathematical calculations of the repayment rate, net charge-offs, principal collected and receivable balance as set forth in the monthly certificates forwarded by the Servicer pursuant to Section 3.4(c) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparisons, such accountants are of the opinion that, for each of (i) and
(ii) above, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

         SECTION 3.7. Tax Treatment. The Transferor has structured this Agreement and the Investor Certificates (other than any Investor Certificates held by the Transferor) have been (or will be) issued with the intention that such Investor Certificates will qualify under applicable tax law as indebtedness of the Transferor, and the Transferor, any entity acquiring any direct or indirect interest in the Exchangeable Transferor Certificate and each Investor Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agree to treat such Investor Certificates (or beneficial interest therein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness for certain tax purposes.

         SECTION 3.8. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of (i) a rebate, refund or billing error to a Dealer, (ii) such Receivable was created in respect of Products which were refused or returned by a Dealer, (iii) a breach of the covenant contained in
Section 2.5(a) or (iv) the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor (including a reduction in the balance of any Receivable as a result of any "holdback" amount due and owing to such Dealer), or without charging off such amount as uncollectible, then, in any such case, the Pool Balance will be reduced by amount of such adjustment. Similarly, the amount of the Trust Principal Component used to calculate the Transferor Amount, the Transferor Interest and the Floating Allocation Percentage and the Fixed Allocation Percentage applicable to any Series will be reduced by the amount of such adjustment. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following any such exclusion, the Transferor Amount as a percentage of the Trust Principal Component would be less than 10%, within two (2) Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Collection Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the product of 10% and the Trust Principal Component. Any amount deposited into the Collection Account in connection with the adjustment of a Receivable pursuant to this Section 3.8(a) (an "Adjustment Payment") shall be applied in accordance with Article IV and the terms of each Supplement. In the event that the Servicer adjusts upwards the amount of any Receivable, the Pool Balance and, similarly, the Trust Principal Component, shall be increased by the amount of such upward adjustment.

         (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to Section 3.4(c).

                              [END OF ARTICLE III]

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         SECTION 4.1. Establishment of Collection Account and Allocations with Respect to the Exchangeable Transferor's Certificate.

         (a) The Collection Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall, within five (5) Business Days, establish a new Eligible Deposit Account as the Collection Account meeting the conditions specified above, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." Pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee; to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

         Each Series of Investor Certificates shall represent interests in the Trust, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account and any other accounts maintained for the benefit of the Certificateholders or paid to the Investor Certificateholders. The Exchangeable Transferor Certificate shall represent the interest in the Trust not represented by any Series of Investor Certificates then outstanding, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Transferor (the "Transferor Interest"); provided, however, that such Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, any Principal Funding Account or any other accounts maintained for the benefit of the Certificateholders or the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV.

         (b) Administration of the Collection Account. At the written direction of the Servicer, funds on deposit in the Collection Account to be so invested shall be invested by the Trustee in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. Investments of funds representing Collections collected during any Collection Period shall be invested in Eligible Investments that will mature so that such funds will be available on the Transfer Date related to such Collection Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Eligible Investments. All Eligible Investments shall be held to maturity. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of maturity. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Holder of the Exchangeable Transferor Certificate; provided, however, that for Distribution Dates with respect to any Accumulation Period or Early Amortization Period, such interest and earnings shall be considered Yield Collections hereunder.

         (c) Identification of Account. Schedule 2, which is hereby incorporated into and made a part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established.

         (d) Allocations For the Exchangeable Transferor Certificate. Unless otherwise provided in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Collections and Yield Collections, respectively, in respect of such Collection Period. The Servicer shall deposit this amount, and any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement, into the Collection Account on or before the Transfer Date.

         (e) Allocations of Collections Between Yield Collections and Principal Collections. At all times and for all purposes of this Agreement and any Supplement, the Servicer shall allocate all Collections received for any Collection Period between Yield Collections and Principal Collections. Such Collections shall be allocated such that all Collections up to the product of
(i) the Pool Balance as of the beginning of such Collection Period and (ii) the Yield Factor in effect with respect to such period shall be considered Yield Collections and then the remainder of such Collections shall be considered Principal Collections.

         (f) Undistributed Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Excess Principal Collections to each Series as set forth in the related Supplement and (b) the Servicer shall withdraw from the Collection Account and pay to the Transferor the sum of (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date and, without duplication and
(ii) the aggregate amount for all outstanding Series of that portion of Principal Collections which the related Supplements specify are to be allocated and paid to the Transferor with respect to such Distribution Date; provided, however, that such amounts shall be paid to the Transferor only if the Transferor Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds 10% of the Trust Principal Component. Any amounts held in the Collection Account as a result of the proviso in the preceding sentence ("Undistributed Principal Collections") shall be transferred by the Trustee to the Special Funding Account on the next succeeding Distribution Date for payment to the Transferor at the time the Transferor Amount as a percentage of the Trust Principal Component exceeds 10%; provided, however, that any Undistributed Principal Collections on deposit in the Collection Account at any time during which any Series is in its Accumulation Period or Early Amortization Period shall be allocated and distributed in accordance with the terms of each Supplement.

         (g) Collections. The Servicer will apply all Collections with respect to the Receivables for each Collection Period as described in this Article IV and each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account on the Date of Processing of such Collections and shall deposit all amounts received from the Transferor pursuant to Sections 2.3, 2.4(d) and 3.3 and all Adjustment Payments received from the Transferor pursuant to Section 3.8(a) in the Collection Account no more than two (2) Business Days after the Date of Processing of such payments. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as, and only so long as, Yamaha Motor Corporation, U.S.A. or an Affiliate of Yamaha Motor Corporation, U.S.A. shall be the Servicer hereunder and shall (i) maintain a short-term credit rating (which may be an implied rating) of "P-1" by Moody's and of "A-1" by Standard & Poor's, (ii) obtain a guarantee with respect to the Servicer's deposit and payment obligations hereunder pursuant to a guaranty in form and substance acceptable to each Rating Agency (provided the guarantor maintains a short-term credit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's),
(iii) have appointed DFS as subservicer pursuant to the Servicing Agreement and DFS shall maintain a short-term credit rating (which may be an implied rating) of "P-1" by Moody's and of "A-1" by Standard & Poor's and Yamaha Motor Corporation, U.S.A. and DFS shall have agreed pursuant to a document satisfactory to the Rating Agencies that DFS shall remit collections directly to the Collection Account rather than to Yamaha Motor Corporation, U.S.A., or (iv) obtain a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for two (2) Business Days following any reduction of either such rating or failure to satisfy the conditions of either clause (ii) or (iii), the Servicer may, but need not, deposit Collections or amounts received from the Transferor pursuant to Sections 2.3, 2.4(d) and 3.8(a) into the Collection Account as provided above or may make a single deposit in the Collection Account in immediately available funds on the Transfer Date in an amount equal to the sum of amounts received from the Transferor pursuant to Sections 2.3, 2.4(d) and 3.8(a) with respect to the Collection Period for each such Distribution Date and the Collections with respect to the Collection Period for each such Distribution Date. Collections shall not be required to be invested in Eligible Investments until such time as they are deposited into the Collection Account. The Servicer shall notify the Trustee of any downgrade or withdrawal of its or DFS' short-term credit rating.

         Should the Servicer be required to make daily deposits of Collections into the Collection Account pursuant to this Section, during any Early Amortization Period or Accumulation Period, the Servicer may cease depositing Principal Collections received in any Collection Period and allocable to a Series in any Early Amortization Period at such time as an amount of Principal Collections allocable to such Series and deposited into the Collection Account equals the amount of principal scheduled or permitted to be paid on the next succeeding Distribution Date with respect to such Series. Principal Collections allocable to such Series in excess of such amount shall, subject to the provisos in Section 4.1(f) and the next succeeding paragraph, be distributed on a daily basis as they are collected to the Transferor.

         Should the Servicer be required to make daily deposits of Collections into the Collection Account pursuant to this Section, during any Early Amortization Period or Accumulation Period, the Servicer may cease depositing Excess Principal Collections received with respect to a Collection Period at such time as such Excess Principal Collections deposited into the Collection Account with respect to each Series in an Early Amortization Period or Accumulation Period together with Principal Collections allocable to such Series and deposited into the Collection Account with respect to such Collection Period equals the amount of principal scheduled or permitted to be paid with respect to such Series on the next succeeding Distribution Date and thereafter.

         (h) Eligible Deposit Account Property. With respect to amounts on deposit in each Eligible Deposit Account from time to time (such amounts including all investments and the proceeds thereof, whether in the form of Eligible Deposit Accounts, Physical Property, book-entry securities, uncertificated securities, or otherwise) (collectively, the "Eligible Deposit Account Property"), the Trustee hereby agrees that:

                  (i) All Eligible Deposit Account Property shall be held solely in the name of the Trustee in Eligible Deposit Accounts or through a Federal Reserve account. Each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

                  (ii) Any Eligible Deposit Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Transfer" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee.

                  (iii) Any Eligible Deposit Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Transfer" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Eligible Deposit Account Property as described in such paragraph.

                  (iv) Any Eligible Deposit Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Transfer" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

                  (v) Property of a type which is not capable of being delivered to the Trustee in accordance with the definition of "Transfer" shall not constitute Eligible Deposit Account Property.

         Effective upon Transfer of any Eligible Deposit Account Property in the form of Physical Property, book-entry securities, or uncertificated securities, the Trustee shall be deemed to have represented that it has purchased such Eligible Deposit Account Property for value, in good faith, and without notice of any adverse claim thereto.

         SECTION 4.2. Establishment and Maintenance of the Special Funding Account.

         (a) The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Special Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Special Funding Account and in and to all proceeds thereof. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the Special Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within five (5) Business Days establish a new Eligible Deposit Account as the Special Funding Account meeting the conditions specified above, transfer any cash and/or any investments to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be, for the Investor Certificates, the "Special Funding Account". Pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from or to instruct the Trustee to make withdrawals and payments from the Special Funding Account as specified below for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

         (b) If, on any date of determination, the Transferor Amount, as a percentage of the Trust Principal Component, is less than or equal to the Minimum Transferor Percentage, or the amount of the Trust Principal Component is less than the Minimum Trust Principal Component for all Series, then the Servicer shall not distribute to the Transferor any Principal Collections that otherwise would be distributed to the Transferor, but shall deposit such funds into the Special Funding Account on the next succeeding Distribution Date. The Servicer shall withdraw funds on deposit in the Special Funding Account and distribute to the Transferor on any Distribution Date to the extent that, after giving effect to such distribution, the Transferor Amount, as a percentage of the Trust Principal Component, exceeds the Minimum Transferor Percentage; provided, however, that if an Accumulation Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account shall be released from the Special Funding Account and deposited into the Collection Account and treated as Principal Collections to the extent necessary to cover principal payments due or permitted to be paid for the benefit of such Series.

         (c) Funds on deposit in the Special Funding Account shall, at the direction of the Servicer, be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. All such Eligible Investments shall be held to maturity. On each Distribution Date with respect to the Revolving Period and the Accumulation Period, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Special Funding Account shall be paid to the Transferor and on each Distribution Date with respect to an Early Amortization Period, such interest and other earnings (net of losses and investment expenses) shall be treated as additional Yield Collections pursuant to this Agreement. Funds deposited in the Special Funding Account on any Distribution Date (which are not otherwise distributed in accordance with this Section 4.2) shall be invested solely in Eligible Investments that will mature so that such funds will be available on the Business Day prior to the following Distribution Date.

                    [THE REMAINDER OF ARTICLE IV IS RESERVED
                     AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                                    ARTICLE V

                         [ARTICLE V IS RESERVED AND MAY
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

         SECTION 6.1. The Certificates. Subject to Section 6.10, the Investor Certificates of each Series and any class thereof shall be issued in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit B. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. Any Investor Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Invested Amount as described in Section 6.10. The Exchangeable Transferor Certificate may also be issued in one (1) or more certificates. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its Chairman of the Board, President, Vice Chairman of the Board or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 6.2. Authentication of Certificates. Contemporaneously with the assignment and transfer of the Receivables, whether now existing or hereafter created, and the other Trust Property to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates that is issued upon original issuance, upon the order of the Transferor, to the underwriter or underwriters thereof. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery of the initial Series of Investor Certificates. Upon the issuance of a new Series of Investor Certificates as provided in Section 6.9 of this Agreement and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the applicable Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

         SECTION 6.3. Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of this Agreement a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the

Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering the Registered Certificates and transfers and exchanges of the Registered Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days' written notice to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform the duties of Transfer Agent and Registrar until the Transferor has appointed a successor Transfer Agent and Registrar acceptable to the Transferor and the Trustee. If specified in the related Supplement for any Series of Certificates, the Transferor shall appoint any co-transfer agent and co-registrar chosen by the Transferor, and acceptable to the Trustee. If specified in such related Supplement, so long as the Registered Certificates relating to such Supplement are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City or any other city designated in such Supplement and any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

         Upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates in authorized denominations of the same Series representing like aggregate Undivided Interests in the Trust.

         At the option of any Registered Certificateholder, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

         The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate of any Series for a period of fifteen (15) days preceding the due date for any payment with respect to the Certificates of such Series.

         Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute and the Trustee shall authenticate, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

         Except as provided in any Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar and the Trustee or any co-transfer agent and co-registrar or co-trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

         All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Transferor.

         The Transferor shall execute and deliver to the Trustee Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

         (b) Except as provided in Section 7.2, the Exchangeable Transferor Certificate shall not be sold, transferred, assigned, exchanged, pledged, participated or otherwise conveyed, unless (A) (i) the Servicer has delivered to the Trustee an Officer's Certificate stating that such sale, transfer, assignment, exchange, pledge or conveyance will not, while any Series of Certificates remains outstanding, reduce the Transferor's retained interest in the Exchangeable Transferor Certificate below the Minimum Transferor Percentage for any Series then outstanding and (ii) the Trustee receives prior to such sale, transfer, assignment, exchange, pledge, participation or conveyance written confirmation from each Rating Agency that such transfer, assignment, exchange, pledge, participation or conveyance will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it or (B) such transfer, assignment, exchange, pledge or conveyance is made and, in the case of (A), the Trustee receives prior thereto an Opinion of Counsel to the effect that (x) the conveyed interest in the Transferor Exchangeable Certificate will be treated as either debt or an interest in a partnership for federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (y) such transfer will not cause a taxable event for federal income tax purposes to any Investor Certificateholder.

         (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York (or subject to Section 6.3(a) of this Agreement any other city designated in such Supplement), an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

         (d) Unless otherwise provided in any related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if:

                  (i) the sale is of at least U.S. $500,000 principal amount of such Certificates and a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                  (ii) the Registered Certificates are transferred in compliance with Rule 144 (or any amendment thereto) or Rule 144A (or any amendment thereto) under the United States Securities Act of 1933, as amended, and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                  (iii) the Registered Certificates are sold or otherwise transferred in any other transaction that does not require registration under the United States Securities Act of 1933, as amended, and, if the Transferor, or the Servicer so request, an Opinion of Counsel satisfactory to it, in form and substance satisfactory to it, is furnished to such effect.

         Registered Certificates issued upon registration of transfer of, or Registered Certificates issued in exchange for, Registered Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

         Whenever a Registered Certificate containing a legend relating to the restrictions on transfer of such Registered Certificate as set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek written instructions from the Servicer regarding such transfer; provided that, absent such instructions, the Transfer Agent and Registrar shall have no duty to register any such requested transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be, and to fully rely on such written instructions without any duty of further inquiry. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on and in accordance with any such written instructions furnished pursuant to this Section 6.3(d).

         SECTION 6.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 6.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV hereof and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this
Section 6.5, in determining whether the holders of the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any affiliate thereof (as defined in Rule 405 under the Securities Act of 1933, as amended), shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the United States, the Servicer or an affiliate thereof (as defined above).

         SECTION 6.6. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account and the Special Funding Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) pursuant to Article IV hereof. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Special Funding Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) for the purpose of making distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferor and acceptable to the Trustee. The Trustee shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Servicer and the Transferor. The Transferor shall notify the Rating Agencies of any resignation or replacement of the Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent and such successor shall be acceptable to the Trustee. The Trustee shall cause the initial Paying Agent and each successor Paying Agent or any additional Paying Agent appointed by the Transferor to execute and deliver to the Trustee an instrument in which such initial or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such initial or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2 and 11.3 of this Agreement shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall, if the Paying Agent is not located in New York City, appoint a co-paying agent in New York City (for Registered Certificates only) acceptable to the Trustee.

         SECTION 6.7. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent (or any agent thereof), within five (5) Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in the form maintained by the Trustee, of the names and addresses of the Investor Certificateholders. If Holders representing Undivided Interests in the Trust aggregating not less than 10% of the Invested Amount of the Investor Certificates of such Series (collectively, the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of such Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to either afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee, or mail or cause to be mailed such list within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants' request.

         Every Certificateholder, by receiving and holding a Certificate agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

         SECTION 6.8. Authenticating Agent.

         (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to the Transferor.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

         (d) The Servicer agrees to pay, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

         (e) The provisions of Sections 11.1, 11.2 and 11.3 of this Agreement shall be applicable to any authenticating agent.

         (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates described in the Master Pooling and Servicing Agreement.

                                                     -----------------------
                                                     as Authenticating Agent
                                                     for the Trustee,


                                                     By:
                                                        --------------------
                                                          Authorized Officer

         SECTION 6.9. Issuance of Additional Series of Certificates.

         (a) The Trustee shall from time to time, as directed in writing by the Transferor and subject to the conditions precedent set forth herein, issue to the Transferor under Section 6.1 of this Agreement for execution and redelivery to the Trustee for authentication under Section 6.2 of this Agreement one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

         (b) The Transferor may request the issuance of a new Series of Investor Certificates in writing at least three (3) days in advance of the Closing Date related to such new Series. Any such written request shall state the designation of any Series to be issued on the Closing Date and, with respect to each such
Series: (x) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), if any, which, in the aggregate, at any time, may not be greater than the current principal amount of the Exchangeable Transferor Certificate less the product of the Minimum Transferor Percentage and the Trust Principal Component at such time, and (y) its Certificate Rate(s) (or the method for allocating interest payments or other cash flow to such Series), if any. On the Closing Date, the Trustee shall only authenticate and deliver any such Series upon delivery to it of the following: (A) a Supplement in form satisfactory to the Trustee executed by the Transferor and specifying the Principal Terms of such Series, (B) the applicable Enhancement, if any, (C) an Opinion of Counsel to the effect that the newly issued Series of Investor Certificates will be characterized as either indebtedness or an interest in a partnership under existing law for federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not have any material adverse impact on the federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel, (D) written confirmation from each Rating Agency that the issuance of such new Series will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, and (E) a copy of the Initial Servicer Report, certified by an officer of the Servicer, required to have been delivered two days prior to the Closing Date for such Series pursuant to Section 3.4 hereof. Upon satisfaction of such conditions, the Trustee shall issue, as provided above, such Series of Investor Certificates, dated the Closing Date or such other date as specified in the Supplement relating to such new Series.

         (c) In conjunction with the issuance of such new Series, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include, without limitation: (i) its name or designation, (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate(s) (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Principal Collections for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Yield Collections and Receivables in Accounts, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the Servicing Fee Percentage, (viii) the Minimum Transferor Percentage, (ix) Minimum Trust Principal Component, (x) the Stated Series Termination Date, (xi) the terms of any Enhancement, (xii) the base rate, if any, (xiii) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xiv) any deposit into any account provided for such Series, (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xvi) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xvii) the priority of any Series with respect to any other Series, and (xviii) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). If on the Closing Date of such Series there is issued and outstanding no Series of Investor Certificates which is currently rated by a Rating Agency, then as a condition to such issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the issuance of such new Series will not have a material adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

         SECTION 6.10. Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, will be issued in the form of the requisite number of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12 of this Agreement. Unless and until definitive, fully registered Investor Certificates (collectively, the "Definitive Certificates") have been issued to Certificate Owners pursuant to
Section 6.12 of this Agreement:

                  (i) the provision of this Section 6.10 shall be in full force and effect;

                  (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12 of this Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of a specified percentage of the Invested Amount of any or all Series of Certificates outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Investor Certificates.

         SECTION 6.11. Notices to Clearing Agency. Whenever notice or other communication to the Investor Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12 of this Agreement, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agencies.

         SECTION 6.12. Definitive Certificates. If Book-Entry Certificates have been issued pursuant to Section 6.10 and if (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Invested Amount of any Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through each applicable Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 6.13. Meetings of Certificateholders.

         (a) Unless not permitted by the Supplement for any Series issued the Transferor, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series or of all Series, to be held at such time and at such place as the Transferor, the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1 of this Agreement. References in this Section 6.13 to Certificateholders shall be deemed to refer to the Exchangeable Transferor Certificate and only those Series of Investor Certificates for which this
Section 6.13 is applicable. Notice of any meeting of Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section
13.5 of this Agreement and at least once in an Authorized Newspaper, the first publication to be not less that 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Certificateholders, a person shall be (i) a Holder of one or more Certificates of the applicable Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more Certificates. The only Persons who shall be entitled to be present or to speak to any meeting of Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsels.

         (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing Undivided Interests aggregating a majority of the Invested Amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than ten (10) days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote at least 25% in Undivided Interest of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Investor Certificates which shall constitute a quorum.

         (c) Any Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of
Section 13.1 of this Agreement, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section 6.13 shall be binding on all the Investor Certificateholders whether or not present or represented at the meeting.

         (d) The holding of Registered Certificates shall be proved by the Certificate Register or by a certificate or certificates of the Transfer Agent and Registrar.

         (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in Undivided Interest of the Certificates of such Series represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Certificateholder or proxy. Any meeting of Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         (f) The vote upon any resolution submitted to any meeting of Certificateholders shall be by written ballot on which shall be subscribed the signatures of the Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                             OTHER MATTERS RELATING
                                TO THE TRANSFEROR

         SECTION 7.1. Liability of the Transferor. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Transferor.

         SECTION 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (a) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. (To the extent that any right, covenant or obligation of the Transferor, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

         (b) the Transferor has delivered to the Trustee an Officer's Certificate signed by a Vice President of the Transferor and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (c) the Rating Agencies have advised such Transferor and the Trustee that the rating of the Certificates, after giving effect to such assignment and succession, will not be lowered or withdrawn.

The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

         SECTION 7.3. Limitation on Liability of the Transferor. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as a Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         SECTION 7.4. Liabilities. Notwithstanding Section 7.3, by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Uniform Partnership Act as in effect in the state of New York from time to time. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder. Subject to Sections 8.3 and 8.4, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this
Section 7.4 arising from the actions or omissions of such Successor Servicer. The amount of the Transferor's liability under this Section 7.4 shall be subordinate to the security interest of the Trust in the Receivables and shall be payable from the assets of the Transferor at the time such liability is asserted and at any time thereafter.


                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

         SECTION 8.1. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         SECTION 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer hereunder. (To the extent that any right, covenant or obligation of the Servicer, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.); and

         (b) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section
8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Servicer shall promptly advise the Rating Agencies in writing of any such merger, consolidation, conveyance or transfer.

         SECTION 8.3. Limitation on Liability of the Servicer and Others. Subject to the provisions of Section 8.4, the directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Transferor, the Trustee, the Certificateholders, or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4, the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement which in its reasonable opinion may involve it in any expense or liability.


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         SECTION 8.4. Indemnification of the Trust and the Trustee. The Servicer
shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders, and the Trustee, including its officers, directors and employees from and against any loss, liability, expense, damage or injury arising out of or relating to the administration of this Agreement or any Supplement and the performance of the Trustee's duties hereunder and under any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify against any loss, liability, expense or injury incurred by the Trustee through the Trustee's own negligence or wilful misconduct; provided, further, that the Servicer shall not indemnify the Trust, or the Investor Certificateholders for any liability, cost or expense of the Trust or the Trustee or its officers, directors or employees if any such claims, actions or proceedings relate to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trustee or the Investor Certificateholders in connection herewith to any taxing authority. The Servicer hereby agrees to indemnify The Fuji Bank and Trust Company in its individual capacity for any such tax liabilities, costs or expenses arising in connection with the performance of its obligations under this Agreement. Subject to Sections 7.1 and
7.4 and Section 10.2(b) of this Agreement, any indemnification pursuant to this Section shall only be from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement and payment in full of the Certificates.

         SECTION 8.5. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except (a) upon determination that (i) the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, or (b) upon the satisfaction of the following conditions, (i) the assumption, by an agreement supplemental hereto, executed by and delivered to the Trustee, of the obligations and duties of the Servicer hereunder by the proposed successor Servicer, (ii) the written confirmation by the Rating Agencies that the then current rating of any Series of Certificates then outstanding will not, solely as a result of such transfer, be reduced or withdrawn, (iii) the delivery to the Trustee of an Opinion of Counsel substantially to the effect that (A) such transfer will not adversely affect the treatment of any Series of Certificates then outstanding after such transfer as debt for federal and state income tax purposes, and (B) such transfer will not have any material adverse impact on the federal or state income taxation of the Trust or an Investor Certificateholder or any Certificate Owner, and (iv) the proposed successor Servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of wholesale dealer accounts. Any determination pursuant to clause (a) of this Section permitting the resignation of the Servicer shall be evidenced as to clause (a)(i) of this Section by an Opinion of Counsel to such effect delivered to the Trustee. Notwithstanding anything in this Agreement or any Supplement to the contrary, any Successor Servicer appointed under clause (b) of this Section shall be deemed to be a Successor Servicer as defined hereunder. No such resignation shall become effective until the Trustee or its duly appointed agent (which may not be the outgoing Servicer) or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer pursuant to Section 10.2(a), the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

         SECTION 8.6. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the


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rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to such security and confidentiality procedures as the Servicer may deem reasonably necessary and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

         SECTION 8.7. Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Floorplan Financing Guidelines. The fees of any Person to whom such duties are delegated shall be solely for the account of the Servicer and such Person shall have no right to look to any assets of the Trust or the Trustee for payment of such fees. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a Person other than DFS or a subsidiary of DFS or otherwise is not in the ordinary course of business (i) such Person shall have a short-term credit rating (which may be an implied rating) of at least "P-1" by Moody's and of "A-1" by Standard & Poor's and (ii) notification thereof shall be given to each Rating Agency.

         SECTION 8.8. Examination of Records. The Transferor and the Servicer shall clearly and unambiguously identify each Account in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                              [END OF ARTICLE VIII]


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                                   ARTICLE IX

                           EARLY AMORTIZATION EVENTS

         SECTION 9.1. Early Amortization Events. Unless supplemented or modified with respect to any Series of Investor Certificates by any related Supplement, if any one of the following events shall occur:

         (a) the Transferor, Yamaha Motor Corporation, U.S.A. or DFS (if it is then acting as sub-servicer) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Transferor, Yamaha Motor Corporation, U.S.A. or DFS (if it is then acting as subservicer) of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, Yamaha Motor Corporation, U.S.A. or DFS (if it is then acting as sub-servicer) and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Transferor or Yamaha Motor Corporation, U.S.A. shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or such transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement;

         (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (c) on any Determination Date, the Transferor Amount as of the last day of the prior Collection Period was less than 10% of the Trust Principal Component as of the last day of the prior Collection Period, and such condition shall have continued unremedied for ten (10) consecutive days or more;

         (d) failure on the part of the Transferor or Yamaha Motor Corporation, U.S.A. (i) to make any payment or deposit on the date required under this Agreement or the Receivables Purchase Agreement, as applicable (or within the applicable grace period which will not exceed five (5) Business Days), (ii) duly to observe or perform in any material respect the covenant of the Transferor contained in Section 2.5(a) of this Agreement, (iii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor in this Agreement, to the extent assigned to the Trust, in the Receivables Purchase Agreement, which in the case of subclause (iii) hereof, continues unremedied for a period of sixty (60) days after written notice to the Transferor or Yamaha Motor Corporation, U.S.A., as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period (or, with respect to a failure arising out of the creation of certain liens upon the Receivables or the failure by the Transferor or the Servicer to comply with
Section 2.5(a) of this Agreement immediately); provided, however, that an Early Amortization Event described in clause (ii) or (iii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional sixty (60) days) in accordance with the provisions of this Agreement;

         (e) any representation or warranty made by the Transferor in this Agreement or any representation or warranty made by Yamaha Motor Corporation, U.S.A. in the Receivables Purchase Agreement or any information required to be given by the Transferor or the Servicer to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect


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


in any material respect for a period of sixty (60) days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that an Early Amortization Event described in this clause (e) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional sixty (60) days) in accordance with the provisions of this Agreement;

         (f) any Servicer Default occurs which would have a material adverse effect on the Certificateholders; or

         (g) Undistributed Principal Collections remain in the Special Funding Account for twelve consecutive Collection Periods;

then, an Early Amortization Event with respect to all Series of Certificates then outstanding shall occur without any notice or other action on the part of the Trustee or all Investor Certificateholders immediately upon the occurrence of such event. The Trustee shall advise the Rating Agencies in writing of the occurrence of any Early Amortization Event of which an officer in the Trust Administration Department of the Trustee shall have actual knowledge.

         In the case of any event described in subsection (d), (e) or (f), an Early Amortization Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders of such Series evidencing undivided interests aggregating more than 50% of the invested amount of such Series, by written notice to the Transferor and the Servicer (and to the Trustee, if given by such Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice.

         SECTION 9.2. Additional Rights Upon the Occurrence of Certain Events.

         (a) If Yamaha Motor Corporation, U.S.A. or DFS (if it is then acting as subservicer) voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Yamaha Motor Corporation, U.S.A. or the Transferor or of or relating to all or substantially all their respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Yamaha Motor Corporation, U.S.A. or the Transferor; or Yamaha Motor Corporation, U.S.A. or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or inability, a "Dissolution Event"), the Transferor or Yamaha Motor Corporation, U.S.A. shall promptly give notice of such event to the Trustee, and Yamaha Motor Corporation, U.S.A. shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), immediately cease to sell Receivables to the Transferor under the Receivables Purchase Agreement and the Transferor will immediately cease to transfer Receivables to the Trust hereunder. Within fifteen (15) days of the receipt by the Trustee of the notice of a Dissolution Event, the Trustee shall
(i) publish a notice in an Authorized Newspaper that a Dissolution Event has occurred and that the Trustee is requesting instructions from Investor


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Certificateholders whether to sell, dispose of or otherwise liquidate the
Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If, after ninety (90) days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the holders of more than 50% of the principal amount of each class of such Series instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of this Agreement and the Supplement. The portion of the Receivables allocable to any Series shall be determined in the same manner as such determination would be made pursuant to Section 12.2(c). The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from the conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

         (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided that the Trustee shall determine conclusively without liability for such determination the amount of such proceeds which are allocable to Yield Collections and the amount of such proceeds which are allocable to Principal Collections. On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

                               [END OF ARTICLE IX]



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                                    ARTICLE X

                                SERVICER DEFAULTS

         SECTION 10.1. Servicer Defaults. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee to make such payment, transfer or deposit on or before the date occurring five (5) Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five (5) Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

         (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement, which has a material adverse effect on the Certificateholders of any Series then outstanding and which continues unremedied for a period of sixty
(60) days after the date on which the written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee or by Investor Certificateholders evidencing interests aggregating more than 66 2/3% of the Invested Amounts of all Series, and which continues to materially adversely affect the rights of the Holders of Investor Certificates of any Series; the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

         (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series then outstanding and which continues to be incorrect in any material respect and which continues to affect materially and adversely the rights of the Certificateholders of any Series for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby; or

         (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof and appoint a new


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Servicer (a "Service Transfer"). The rights and interests of the Transferor
Interest will not be affected by any Service Transfer. The Trustee, upon giving or receiving a Termination Notice shall immediately notify the Rating Agencies of such notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.1(a) for a period of ten (10) Business Days after the applicable grace period or under Section 10.1(b) or (c) for a period of sixty
(60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

         SECTION 10.2. Trustee to Act; Appointment of Successor.

         (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee (not to exceed ninety (90) days from the date of delivery of such notice). The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), with the consent of any Enhancement Provider (which consent shall not be unreasonably withheld), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee, the Transferor and any Enhancement Provider (which consent shall not


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


be unreasonably withheld). The Transferor shall have the right to nominate to the Trustee the name of a potential successor servicer which nominee shall be selected by the Trustee as the Successor Servicer, subject to the consent of any Enhancement Provider. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall offer the Transferor the right to accept reassignment of all the Receivables; provided, however, that no such reassignment shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such reassignment would not constitute a fraudulent conveyance by the Transferor. The reassignment deposit amount for such a reassignment shall be equal to the Aggregate Invested Amount (less the aggregate principal amount on deposit in any principal funding account), plus accrued interest thereon, at the applicable Certificate Rate (through the end of the Collection Period for the subsequent Distribution Date of reassignment). Unless the Transferor has accepted reassignment of all of the Receivables, in the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer and shall be entitled to the Monthly Servicing Fee. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of wholesale dealer receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Investor Certificateholders of the related Series on the subsequent Distribution Date for such Series pursuant to Section 12.3.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that, the outgoing Servicer shall not be relieved of any liability hereunder for its actions prior to the transfer of servicing hereunder; and provided further, that, (i) the outgoing Servicer shall not indemnify the Trust or the Trustee under Section 8.4 for acts, omissions or alleged acts or omissions by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Trustee pursuant to Section
11.5 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer.

         (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require


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the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

         SECTION 10.3. Notification to Certificateholders. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and the Rating Agencies, whereupon the Trustee shall give notice thereof to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article XI, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         SECTION 10.4. Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series then outstanding affected by any default by the Servicer or a Transferor may, on behalf of all Holders of Certificates of such affected Series, waive any default by the Servicer or such Transferor in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal with respect to any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist with respect to such Series, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement with respect to such Series. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [END OF ARTICLE X]



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                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.1. Duties of Trustee.

         (a) The Trustee, prior to its receipt of actual notice of the occurrence of a Servicer Default or Early Amortization Event and after the curing or waiving of all Servicer Defaults or Early Amortization Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an officer of the Trust Administration Department of the Trustee receives actual notice that a Servicer Default or Early Amortization Event has occurred (which has not been cured or waived), the Trustee (as trustee and not Successor Servicer) shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they conform as to form to the requirements of this Agreement or any Supplement, but shall not be required to verify the accuracy of any information, calculations or conclusions stated therein. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

         (c) Subject to Section 11.1(a) of this Agreement, no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement in respect of such Series;

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer (other than the Trustee, in its capacity as Successor Servicer) to comply with the obligations of the Servicer referred to in clauses (a), (b) and (c) of Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure (it being understood that knowledge of the Servicer, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby;


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


                  (iv) in making a determination of any material and adverse effect upon Certificateholders, the Investor Certificates, the Trustee may, as to matters of law, rely exclusively upon an Opinion of Counsel.

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Successor Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the Successor Servicer in accordance with the terms of this Agreement or any Supplement.

         (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

         (f) Except as specifically provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

         (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall not be the Trustee and fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon actual knowledge of a Responsible Officer thereof to perform such obligation, duty or agreement in the manner so required but shall not be required to make a payment out of its own funds.

         (h) Any action, suit or proceeding brought in respect of one or more particular Series shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series not the subject of such action, suit or proceeding.

         SECTION 11.2. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1:

         (a) the Trustee may request, rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, Opinion of Counsel, certificate of independent public accountants or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, including, without limitation, any request or instruction by the Servicer or the Transferor to make any deposit or payment or to transfer any Receivables or Accounts, believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any Supplement by the proper party or parties;

         (b) the Trustee may consult with counsel as to matters of law and any advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel or Opinion of Counsel as to any actions required to be taken or withheld hereunder;

         (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in


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


relation hereto, at the request, order or direction of any of the Certificateholders or Certificate Owners, pursuant to the provisions of this Agreement or any Supplement, unless such Certificateholders or Certificate Owners, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee (as Trustee but not as Successor Servicer) of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

         (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

         (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, except to the extent specifically requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts and the Trustee is reasonably indemnified therefor;

         (f) the Trustee (in its capacity as such) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee (in its capacity as such) shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

         (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor or Servicer with their representations, warranties or covenants or for any other purpose;

         (h) whether or not therein expressly so provided, every provision of this Agreement or any Supplement relating to the conduct or affecting the eligibility of or affording protection to the Trustee (in its capacity as such) shall be subject to the provisions of Sections 11.1, 11.2 and 11.3;

         (i) the permissive right of the Trustee to take actions enumerated in this Agreement or any Supplement shall not be construed as a duty;

         (j) whenever in the administration of this Agreement or any Supplement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (k) no implied covenants or obligations shall be read into this Agreement against the Trustee; and

         (l) without limiting the generality of this Section or Section 11.1, the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Accounts, or to see to the maintenance of any such recording, filing or depositing or any rerecording, refiling or redepositing of any thereof, or (ii) to confirm or verify the contents of any reports or certificates of the


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Servicer delivered to the Trustee pursuant to this Agreement believed by the
Trustee to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 11.3. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificates of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to (i) the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificates of authentication on the Certificates), (ii) the existence or validity of any Receivable, (iii) the validity of any transfer or assignment of any Receivable to the Trust, (iv) the validity of any grant of a security interest to the Trust in any Receivable,
(v) the perfection of any security interest (whether as of the date hereof or at any future time) in any Receivable, (vi) the maintenance of or the taking of any action to maintain such perfection, (vii) the receipt by the Trustee or the Servicer of any Receivable, (viii) the performance or enforcement of any Receivable, (ix) the compliance by the Transferor or the Servicer with any covenant or representation, (x) the breach by the Transferor or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation or (xi) any action taken by the Servicer in the name of the Trustee. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account or other Accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

         SECTION 11.4. Trustee May Own Certificates. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 11.5. The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may be caused by its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer; provided that the Transferor will indemnify, defend and save harmless the Trustee for any loss, liability or expense incurred by it as Successor Servicer which is not otherwise reimbursed hereunder, except to the extent such loss, liability or expense is caused by its negligence or bad faith as Successor Servicer.

         The obligations of the Servicer and the Transferor under this Section 11.5, Section 7.4, Section 8.4 and Section 11.17 shall survive the termination of the Trust and the resignation or removal of the Trustee or the Servicer.

         SECTION 11.6. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, a rating as to its long-term unsecured debt obligations (or that of its parent) of at least "Baa3" by Moody's (if Moody's shall then be a Rating Agency)


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and a rating as to its short-term deposits or long-term unsecured debt obligations (or that of its parent) that satisfies the rating requirement of any other applicable Rating Agency and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

         SECTION 11.7. Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign as Trustee and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and shall promptly pay all fees owed to the outgoing Trustee.

         (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and payment of all fees and expenses owed to the outgoing Trustee. Any liability of the outgoing Trustee for its acts or omissions shall survive such appointment of a successor trustee.

         SECTION 11.8. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor trustee all documents held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.



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



         (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8 hereof, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

         SECTION 11.9. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 11.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provision of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee, or separate trustee, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder appointed with due care; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every


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instrument appointing any separate trustee or co-trustee shall refer to this
Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or cause to be prepared and is authorized hereunder to sign any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and Certificate Owners and shall deliver such information to the Paying Agent at least five days prior to the date it is required by law to be distributed to Certificateholders and Certificate Owners. The Servicer will furnish to the Trustee an Opinion of Counsel as to the preparation of all tax returns of the Trust. In no event shall the Trustee, the Paying Agent, the Transferor or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except to the extent that such tax is imposed as a result of a violation by such Person of the provisions of this Agreement or any Supplement.

         SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         SECTION 11.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement by such suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         SECTION 11.14. Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the


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Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

         SECTION 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

         (a) The Trustee is a banking corporation, organized, existing and in good standing under the laws of the State of New York;

         (b) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

         (c) This Agreement and any Supplement has been duly executed and delivered by the Trustee, and assuming due execution and delivery by the other parties thereto constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms.

         SECTION 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 11.17. Indemnification of the Trustee. The Transferor shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee arising out of any third-party claim or alleged third-party claim in connection with the exercise or performance of any of its powers or duties under this Agreement. The Trustee shall have a lien on any and all amounts which are payable to the Transferor with respect to amounts due and owing to the Trustee pursuant to this Section 11.17. The amount of the Transferor's liability under this Section 11.17 shall be subordinate to the security interest of the Trust in the Receivables and shall be payable from the assets of the Transferor at the time such liability is asserted and at any time thereafter.

                               [END OF ARTICLE XI]


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                                   ARTICLE XII

                                   TERMINATION

         SECTION 12.1. Termination of Trust.

         (a) The respective obligations and responsibilities of the Transferor, the Servicer, the Paying Agent and the Trustee and their agents hereunder created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 2.4(b), 7.4, 8.4, 11.5, 11.17 and 12.3(b), upon the earlier of (i) the day following the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period preceding such Distribution Date in full on all Series of Investor Certificates and (ii) March 1, 2094 (the "Final Termination Date") provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of John D. Rockefeller living on the date of this Agreement.

         (b) If on the Distribution Date in the month immediately preceding the month in which the Final Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on such Distribution Date pursuant to Article IV) the Invested Amount of any Series would be greater than zero, the Servicer shall sell on or prior to the succeeding Distribution Date all of the Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with Article IV; provided, however, that the Trustee shall determine conclusively the amount of such proceeds which are allocable to Yield Collections and the amount of such proceeds which are allocable to Principal Collections. Prior to such sale of Receivables, the Servicer shall continue to collect Collections on the Receivables and allocate such payments in accordance with the provisions of Article IV.

         SECTION 12.2. Optional Purchase; Final Termination Date of Investor Certificates of any Series.

         (a) If provided in any Supplement with respect to a Series on any Distribution Date the Transferor may, but shall not be obligated to, purchase any such Series of Investor Certificates by depositing into the Collection Account, on the Distribution Date, an amount equal to the Invested Amount thereof plus interest accrued and unpaid thereon at the applicable Certificate Rate through the interest accrual period related to such Distribution Date on which the purchase will be made; provided, however, that no such purchase of any Series of Investor Certificates shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such purchase of any Series of Investor Certificates would not constitute a fraudulent conveyance of the Transferor. Nothing herein limits the right of Yamaha Motor Corporation, U.S.A. or any Affiliate to purchase Investor Certificates on the open market and submit them to the Trustee for cancellation.

         (b) The amount deposited pursuant to Section 12.2(a) of this Agreement shall be paid to the Investor Certificateholders of the related Series pursuant to Article IV on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to
Section 12.2(a) of this Agreement shall be delivered by the Transferor upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

         (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Stated Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Stated Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Trust Principal Component and (C) a fraction the numerator of which is the related Invested Percentage of Yield Collections and the denominator of which is the sum of all Invested Percentages with respect to Yield Collections of all Series outstanding and (2) the Invested Amount of such Series). The Trustee shall conduct the sale of Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Stated Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in
Section 12.3 of this Agreement.

         SECTION 12.3. Final Payment with Respect to any Series.

         (a) Written notice of any termination, specifying (1) the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, shall be mailed (subject to at least two (2) Business Days' prior notice from the Servicer to the Trustee) by the Trustee to the Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution. Final payment of the Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein specified in such notice. The Servicer's notice to the Trustee in accordance with the foregoing shall be accompanied by an Officers' Certificate setting forth the information specified in the applicable Supplement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

         (b) Notwithstanding the termination of the Trust pursuant to Section 12.1(a) of this Agreement or the occurrence of the Stated Series Termination Date with respect to any Series pursuant to Section 12.2 of this Agreement, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates. In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders.

         (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

         SECTION 12.4. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Exchangeable Transferor Certificate, the Trustee shall return to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all monies due or to become due with respect thereto, all proceeds thereof except for amounts held by the Paying Agent pursuant to Section 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in itself all right, title and interest which the Trust had in the applicable Receivables and the Trustee shall be entitled to receive and rely conclusively upon an Opinion of Counsel as to its execution and delivery of such instruments being in compliance herewith.


                              [END OF ARTICLE XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1. Amendment.

         (a) This Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, including any matters arising under Section 2.5(b) of this Agreement necessary to effect the conveyance contemplated thereunder; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, this Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement. Prior to executing any amendment in accordance with this Section 13.1(a) or
Section 13.1(b), the Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of this
Section 13.1(a) or Section 13.1(b) have been satisfied.

         (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying, in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series (or 100% of the class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates; provided, further, that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the percentage pursuant to clause (b) required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders; provided, further that prior written notice of and a copy of such proposed amendment shall be submitted to each Rating Agency.

         (c) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholders, (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each related Investor Certificateholder; provided further that prior written notice of and a copy of such proposed amendment shall be submitted to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to each Rating Agency.

         (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such Certificateholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) Any assignment or Reassignments regarding the addition to or removal of Receivables from the Trust respectively, as provided in Sections 2.6 and 2.7, respectively, of this Agreement executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 13.1(a), (b), (c) and
(g) of this Agreement.

         (g) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel substantially in the form of Part One of Exhibit G. The Trustee may, but shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 13.2. Protection of Right, Title and Interest to Trust.

         (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and/or all financing statements, amendments and continuation statements and any other necessary documents covering the right, title and interest of the Trust in the property conveyed hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

         (b) Within thirty (30) days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement, amendment or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the property conveyed hereunder.

         (c) The Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements, continuation statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof notwithstanding any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office. The Servicer will at all times maintain each office from which it services Receivables, and the Transferor and the Servicer will at all times maintain their respective principal executive offices within the United States of America.

         (d) The Servicer will deliver to the Trustee, on or before March 1 of each year, beginning with 1995, an Opinion of Counsel, dated as of a date within ninety (90) days of such day, substantially in the form of Part Two of Exhibit G.

         SECTION 13.3. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Investor Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Each Certificate Owner by its acquisition of a Book Entry Certificate shall be deemed to have consented to the provisions of this Section 13.3.

         SECTION 13.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 13.5. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission and confirmed by personal delivery or overnight delivery, to (a) in the case of the Transferor, to Yamaha Motor Receivables

Corporation, 6555 Katella Avenue, Cypress, CA 90630, Attention: Russell D. Jura, Esq., telecopy number (714) 761-7521, (b) in the case of the Servicer, to Yamaha Motor Corporation, U.S.A. 6555 Katella Avenue, Cypress, CA 90630, (c) in the case of the Trustee, to The Fuji Bank and Trust Company, Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Trust Administration Department, telecopy number (212) 321-2468, or (d) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Copies of all notices, reports, certificates and amendments delivered hereunder shall be mailed to the Rating Agency as follows: Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007, Attention: ABS Monitoring Department - 4th Floor and Standard & Poor's Ratings Group, 25 Broadway, New York, NY 10004, Attention: Asset Backed Surveillance Department.

         SECTION 13.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

         SECTION 13.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.2, 8.2 and 8.5, this Agreement, including any Supplement, may not be assigned by the Transferor or the Servicer, as the case may be, without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating more than 51% of the Aggregate Invested Amount.

         SECTION 13.8. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders (and the Certificate Owners) shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

         SECTION 13.9. Further Assurances. The Transferor and the Servicer agree to cause Subservicer to do and perform, and Servicer agrees to cause Subservicer to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement including, without limitation, the execution of any financing statements or continuation statements relating to the property of the Trust for filing under the provisions of the UCC of the Relevant UCC State.

         SECTION 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 13.11. Counterparts. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 13.12. Third-Party Beneficiaries. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         SECTION 13.13. Actions by Certificateholders.

         (a) Wherever in this Agreement or any Supplement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 13.14. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 13.15. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 13.16. Certificates and Opinions of Counsel.

         (a) Any certificate delivered may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such opinion with respect to the matters upon which such certificate may be based as aforesaid is erroneous. Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Transferor, stating that the information with respect to such factual matters is in the possession of such Person, unless the Person delivering such certificate or such counsel knows, or in the exercise of reasonable care should know, that such certificate, opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel delivered hereunder may contain necessary exceptions and qualifications.

         (b) Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such certificate, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, opinion or representations of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments hereunder, they may, but need not, be consolidated and form one instrument.

         IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Master Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                           YAMAHA MOTOR RECEIVABLES CORPORATION,
                             as Transferor


                           By:
                              ---------------------------------------
                              Name:
                              Title:


                           YAMAHA MOTOR CORPORATION, U.S.A.,
                             as Servicer


                           By:
                              ---------------------------------------
                              Name:
                              Title:


                           THE FUJI BANK AND TRUST COMPANY,
                             as Trustee and Paying Agent


                           By:
                              ---------------------------------------
                              Name:
                              Title:

                                                              EXHIBIT A TO
                                                           THE MASTER POOLING
                                                         AND SERVICING AGREEMENT
                                                         -----------------------


                         [FORM OF DEPOSITARY AGREEMENT]

                                                      EXHIBIT B TO THE MASTER
                                                 POOLING AND SERVICING AGREEMENT
                                                 -------------------------------



                   FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE


THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH SECTIONS 6.3, 6.9 AND 7.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. __                                                                 One Unit


                            YAMAHA MOTOR MASTER TRUST
                       EXCHANGEABLE TRANSFEROR CERTIFICATE


                   This Certificate represents an interest in
                   ------------------------------------------
                          the Yamaha Motor Master Trust
                          -----------------------------

         Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of wholesale floorplan financing agreements and other inventory financing arrangements with dealers in products manufactured or incorporating products manufactured by Yamaha Motor Company, Ltd., Yamaha Motor Manufacturing Corporation of America and Tennessee Watercraft, Inc., and distributed in the United States by Yamaha Motor Corporation, U.S.A.

         (Not an interest in or recourse obligation of Yamaha Motor Receivables Corporation, Yamaha Motor Corporation, U.S.A. ("Yamaha"), or any of their affiliates.)

         This certifies that YAMAHA MOTOR RECEIVABLES CORPORATION is the registered owner of an undivided interest in the Yamaha Motor Master Trust (the "Trust") issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1999, (the "Pooling and Servicing Agreement; such term to include any amendment or Supplement (as defined below) thereto) by and among Yamaha Motor Receivables Corporation, as Transferor (the "Transferor"), Yamaha, as Servicer (in such capacity, the "Servicer"), and The Fuji Bank and Trust Company, as Trustee (the "Trustee") (amending and restating the Master Pooling and Servicing Agreement, dated as of March 1, 1994, as amended by Amendment No. 1 to Master Pooling and Servicing Agreement, dated as of October 1, 1995, each by and among the Transferor, the Servicer and the Trustee). The corpus of the Trust consists of all of the Transferor's right, title and interest in and to a portfolio of receivables now existing and hereafter created (the "Receivables") arising under certain wholesale floorplan financing arrangements and other inventory financing arrangements from time to time owned by Deutsche Financial Services Corporation (formerly known as ITT Commercial Finance Corp.) and identified in the Pooling and Servicing Agreement (collectively, the "Accounts"), all monies due or to become due with respect thereto on and after January 31, 1994 (including Recoveries) together with any related Product Security, all proceeds of such Receivables, all right, title and interest of the Transferor in, to and under the Receivables Purchase Agreement, all monies as are from time to time deposited in or credited to the Collection Account, the Servicer Cash Collateral Account and any other account or accounts maintained for the benefit of the Certificateholders and all other property deposited in or credited thereto, including, without limitation, Eligible Investments and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders. The Receivables arise generally from the purchase by wholesale dealers of products manufactured by Yamaha Motor Company, Ltd., Yamaha Motor Manufacturing Corporation of America and Tennessee Watercraft, Inc., as more fully specified in the Pooling and Servicing Agreement.

                  Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at The Fuji Bank and Trust Company, Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Trust Administration Department. To the extent not defined herein capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  This Certificate is the Exchangeable Transferor Certificate, which represents a fractional undivided interest in all assets of the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of the Exchangeable Transferor Certificate, but excluding any interest in the Collection Account, the Servicer Cash Collateral Account or any other account or any Enhancement, except as specifically provided in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents, and by which the holder hereof is bound.

                  The interest represented by this Exchangeable Transferor Certificate at any time in the Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to the Exchangeable Transferor Certificate, Investor Certificates have been and, from time to time, may be issued to investors pursuant to the Pooling and Servicing Agreement, which will represent the interests of Investor Certificateholders in the Trust.

         The Transferor has entered into the Pooling and Servicing Agreement, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, the Investor Certificates (other than those held by the Transferor) will qualify as indebtedness secured by the Receivables. The Transferor, by entering into the Pooling and Servicing Agreement, and the holder of this Exchangeable Transferor Certificate, by its acceptance of this Exchangeable Transferor Certificate, agree to treat the Investor Certificates (other than those held by the Transferor) for federal, state and local income and franchise tax purposes as indebtedness. To the extent that any Investor Certificate is not characterized as indebtedness by an applicable taxing authority, the Transferor further intends that the Trust be classified as a partnership for such tax purposes, with the holder of this Exchangeable Transferor Certificate and the holders of the recharacterized Investor Certificates being partners in such partnership and the remaining Investor Certificates being indebtedness of such partnership. The holder of this Exchangeable Transferor Certificate, by its acceptance hereof, acknowledges and agrees to so treat its interest.

         Subject to certain conditions in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (i) March 1, 2094 and (ii) the day after the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period for such Distribution Date in full on all Series of Investor Certificates.

         Upon the termination of the Trust pursuant to Article XII of the Pooling and Servicing Agreement and the surrender of the Exchangeable Transferor Certificate, the Trustee shall assign and convey to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof (except for amounts held by the Paying Agent) and all other Trust Property. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trustee had in the applicable Receivables.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, Yamaha Motor Receivables Corporation has caused this Exchangeable Transferor Certificate to be duly executed under its official seal.


                                                YAMAHA MOTOR RECEIVABLES
                                                  CORPORATION

                                                By
                                                  ------------------------------
                                                  Authorized Signatory


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Exchangeable Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.


Dated:
      ---------------

                                                THE FUJI BANK AND TRUST COMPANY,
                                                  as Trustee

                                                By
                                                  ------------------------------
                                                  Authorized Signatory

                                                                       EXHIBIT C
                                                           TO THE MASTER POOLING
                                                         AND SERVICING AGREEMENT
                                                         -----------------------



                       FORM OF REASSIGNMENT OF RECEIVABLES
                       -----------------------------------

                    (As required by Section 2.7(b)(i) of the
                     Master Pooling and Servicing Agreement)


         REASSIGNMENT No. __ OF RECEIVABLES, dated as of _________, ____, between YAMAHA MOTOR RECEIVABLES CORPORATION, a corporation organized under the laws of the State of Delaware, and THE FUJI BANK AND TRUST COMPANY, a New York banking corporation (the "Trustee") pursuant to the Master Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, Yamaha Motor Receivables Corporation, as transferor (the "Transferor"), Yamaha Motor Corporation, U.S.A., as Servicer, and the Trustee are parties to the Master Pool ing and Servicing Agreement, dated as of March 1, 1994, including any Supplement (hereinaf ter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified and in effect, the "Pooling and Servicing Agreement"); and

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (the "Removed Accounts") and to cause the Trustee to quitclaim the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and to quitclaim the Receivables in the Removed Accounts subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, ____________, 19__.

         "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, _________, _____ (which shall be a date on or prior to the tenth Business Day prior to the Removal Date).

         2. Designation of Removed Accounts. The Transferor shall deliver to the Trustee herewith, a computer file or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement as of the Removal Date.

         3. Conveyance of Receivables. a. The Trustee does hereby quitclaim to the Transferor, without recourse or representation (included those implied by law) on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated on Schedule 1 hereto, all monies due or to become due and all amounts received with respect thereto, including all Recoveries related thereto, and all proceeds thereof.

         b. In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts desig nated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien. The Transferor shall be responsible for filing any such termination statement and the Trustee shall have no responsibility to see to any recording or filing of any such termination statement.

         4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simulta neously with the execution and delivery of this Reassignment, the Transferor delivered to the Trustee the computer file or microfiche list represented by the Transferor to be as described in Section 2 of this Reassignment.

         5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

         a. Valid and Legally Binding Obligation. This Reassignment constitutes a valid and legally binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

         b. Selection Procedures. No selection procedures believed by such Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Removed Accounts designated hereby.

         6. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

         a. Officer's Certificate. The Transferor shall have delivered to the Trustee and the Rating Agencies an Officer's Certificate certifying that (i) on the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 5 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

         8. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                           YAMAHA MOTOR RECEIVABLES CORPORATION,
                                             as Transferor


                                           By
                                             -----------------------------------
                                              Name:
                                              Title:


                                           THE FUJI BANK AND TRUST COMPANY,
                                             as Trustee and Paying Agent


                                           By
                                             -----------------------------------
                                              Name:
                                              Title:

                                                                   Schedule 1
                                                                 to Reassignment
                                                                 of Receivables
                                                                 --------------



                                REMOVED ACCOUNTS
                                ----------------

                                                              EXHIBIT D TO THE
                                                             MASTER POOLING AND
                                                             SERVICING AGREEMENT
                                                             -------------------

                        FORM OF INITIAL SERVICER'S REPORT


                        YAMAHA MOTOR CORPORATION, U.S.A.

                     ---------------------------------------


                            YAMAHA MOTOR MASTER TRUST

                     ---------------------------------------


         The undersigned, duly authorized representative of Yamaha Motor Corporation, U.S.A. ("Yamaha"), as Servicer pursuant to the Master Pooling and Servicing Agreement, dated as of March 1, 1994 by and among Yamaha, as Servicer, Yamaha Motor Receivables Corporation, as Transferor and The Fuji Bank and Trust Company, as trustee (in such capacity the "Trustee"), does hereby certify to the best of his or her knowledge after reasonable investigation that:

         1. Yamaha is as of the date hereof the Servicer under the Pooling and Servicing Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

         3. This certificate is delivered pursuant to Section 3.4(a) of the Pooling and Servicing Agreement.

         4. The Trust Principal Component as of the end of the day two (2) Business Days preceding the Closing Date was $ _________________ .

         5. The Transferor Interest as of the end of the day two (2) Business Days preceding the Closing Date was $ .

         6. The Invested Amount for each Outstanding Series as of the end of the day two (2) Business Days preceding the Closing Date was:

                  Series ________ $

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this day of March, 1994.



                                               YAMAHA MOTOR CORPORATION, U.S.A.,
                                                 as Servicer


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT E
                                                           TO THE MASTER POOLING
                                                         AND SERVICING AGREEMENT
                                                         -----------------------


                     [FORM OF DETERMINATION DATE STATEMENT]

                                                                       EXHIBIT F
                                                           TO THE MASTER POOLING
                                                         AND SERVICING AGREEMENT
                                                         -----------------------



                      FORM OF ANNUAL SERVICER'S CERTIFICATE


                        YAMAHA MOTOR CORPORATION, U.S.A.


                     ---------------------------------------


                            YAMAHA MOTOR MASTER TRUST

                     ---------------------------------------


         The undersigned, duly authorized representative of Yamaha Motor Corporation, U.S.A. ("Yamaha"), as Servicer pursuant to the Master Pooling and Servicing Agreement, dated as of March 1, 1994, by and among Yamaha, as Servicer, Yamaha Motor Receivables Corporation, as Transferor and The Fuji Bank and Trust Company, as trustee (in such capacity the "Trustee"), does hereby certify to the best of his or her knowledge after reasonable investigation that:

         1. Yamaha is, as of the date hereof, the Servicer under the Pooling and Servicing Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

         3. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the annual period ended May 31, 19__ and of its performance under the Pooling and Servicing Agreement was conducted under my supervision.

         5. Based on such review, the Servicer has, to the best of my knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred except as set forth in paragraph 6 below.

         6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Pooling and Servicing Agreement known to me to have been made during the annual period ended May 31, 19__, which sets forth in detail the (i) nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event and (iii) the current status of each such default: [If applicable, insert "None."]

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of ___________, 19__.



                                               YAMAHA MOTOR CORPORATION, U.S.A.,
                                                 as Servicer


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                     EXHIBIT G TO MASTER POOLING
                                                       AND SERVICING AGREEMENT
                                                     ---------------------------

                                    PART ONE
                                    --------

                          PROVISIONS TO BE INCLUDED IN
                           OPINION OF COUNSEL PURSUANT
                              TO SUBSECTION 13.1(g)
                              ---------------------

         The counsel rendering this opinion may rely on certificates of officers of the Servicer as regards factual matters.

         (i) The Amendment to the Pooling and Servicing Agreement, attached hereto as Exhibit A (the "Amendment"), has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

         (iii) The Amendment will not materially and adversely affect the interests of the Investor Certificateholders.

                                    PART TWO

                            PROVISIONS TO BE INCLUDED
                          IN ANNUAL OPINION OF COUNSEL
                           PURSUANT TO SECTION 13.2(d)
                           ---------------------------


         The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Closing Date with respect to similar matters.

         No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through May 31 of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                                                      SCHEDULE 1
                                                                      ----------



                                LIST OF ACCOUNTS

                                                                      SCHEDULE 2
                                                                      ----------


                               COLLECTION ACCOUNT


No:

Designation:

Where established: